Exhibit 4.4

UNITED AIRLINES

FLIGHT ATTENDANT

401(k) PLAN

2002 RESTATEMENT

INCLUDING SIXTEEN AMENDMENTS

CONFORMED RESTATEMENT

AS OF JANUARY 1, 2013

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TABLE OF CONTENTS

PAGE
SECTION 1: Introduction		1-1
1.1.	Plan Name; Prior Plan; Purpose; Description	1-1
1.2.	Applicable Laws	1-1
1.3.	Compliance with Code Section 414(u)	1-2
1.4.	Defined Terms	1-2

SECTION 2: Participation		2-1
2.1.	Eligibility to Participate	2-1
2.2.	Change of Employment Status	2-1
2.3.	Participation Upon Reemployment or Transfer	2-2
2.4.	Classification	2-2
2.5.	Leased Employees	2-2
2.6.	Termination of Participation	2-2
2.7.	Participation Not Contract of Employment	2-2

SECTION 3: Contributions		3-1
3.1.	Elective Deferral Contributions	3-1
3.2.	Actual Deferral Percentage Limitations	3-3
3.3.	Limitations on Company Contributions	3-5
3.4.	Rollover Contributions	3-5
3.5.	Distribution of Excess Elective Deferrals and Income	3-6
3.6.	Limitation on Annual Additions	3-6
3.7.	Special Contribution of UAL Stock	3-9
3.8.	Company Contribution of Notes Proceeds	3-9
3.9.	Company Matching Contribution	3-10
3.10.	Company Direct Contribution	3-11
3.11.	Profit Sharing Contribution	3-11
3.12.	Special Contribution of Settlement Proceeds	3-11
3.13.	Roth 401(k) Contributions	3-12

SECTION 4: Funding Part		4-1
4.1.	Funding of Benefits	4-1
4.2.	Entities Acting Under the Funding Part	4-1
4.3.	Limit of Company’s Obligation; Absence of Guaranty	4-1
4.4.	No Reversion to Company	4-1

SECTION 5: Investments and Accounting		5-1
5.1.	Accounts	5-1
5.2.	Investment Funds	5-1
5.3.	Investment of Accounts	5-1
5.4.	Transfers from Stated Return Fund to Blended Income Fund	5-2
5.5.	Transfers to or From the Blended Income Fund	5-3
5.6.	Adjustment of Participant Accounts	5-3
5.7.	Allocation of Company Contributions	5-3
5.8.	Statement of Account	5-3
5.9.	Prior Plan Contributions	5-4
5.10.	Investment in Company Securities	5-4

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TABLE OF CONTENTS

PAGE
SECTION 6: Vesting; Distribution of Account Balances		6-1
6.1.	Vesting	6-1
6.2.	Form of Distribution	6-3
6.3.	Distribution Following Death	6-6
6.4.	Commencement of Distribution	6-6
6.5.	Annuity Requirement	6-7
6.6.	Spouse’s Benefits	6-8
6.7.	In-Service Plan Distributions	6-10
6.8.	Distribution on Account of Financial Hardship	6-11
6.9.	Designation of Beneficiary	6-13
6.10.	Missing Participants or Beneficiaries	6-14
6.11.	Payments to Minors and Other Persons Under Legal Disability	6-15
6.12.	Small Amounts	6-15
6.13.	Direct Rollover	6-15
6.14.	Interests Not Transferable; Qualified Domestic Relations Orders	6-16
6.15.	Minimum Distribution Requirement	6-17

SECTION 7: Plan Loans		7-1
7.1.	Loan Provisions	7-1

SECTION 8: Plan Administration		8-1
8.1.	Plan Administration	8-1
8.2.	Membership and Authority of Committee	8-1
8.3.	Delegation By Committee	8-1
8.4.	Uniform Rules	8-2
8.5.	Information to be Furnished to Committee	8-2
8.6.	Committee’s Decision Final	8-2
8.7.	Exercise of Committee’s Duties	8-2
8.8.	Remuneration and Expenses	8-2
8.9.	Resignation or Removal of Committee Member	8-2
8.10.	Appointment of Successor Committee Members	8-3
8.11.	Interested Committee Member	8-3
8.12.	Notices	8-3
8.13.	Evidence	8-3
8.14.	Action by Company	8-3

SECTION 9: Claims Procedure And Retirement Board		9-1
9.1.	Filing of a Benefit Claim	9-1
9.2.	Denial of a Benefit Claim	9-1
9.3.	Request for Review	9-1
9.4.	Review by Committee or Retirement Board	9-1
9.5.	Retirement Board	9-4

SECTION 10: Amendment and Termination		10-1
10.1.	Amendment	10-1
10.2.	Termination	10-1
10.3.	Distribution on Termination	10-1

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UNITED AIRLINES

FLIGHT ATTENDANT 401(K) PLAN

2002 RESTATEMENT

INCLUDING SIXTEEN AMENDMENTS

CONFORMED RESTATEMENT

AS OF JANUARY 1, 2013

SECTION 1: INTRODUCTION

1.1.	Plan Name; Prior Plan; Purpose; Description.

(a)	The United Airlines 401(k) Plan (the “Plan”), formerly known as the United Air Lines, Inc. Flight Attendant Employees’ 401(k) Retirement Savings Plan and known before January 1, 1992 as the United Air Lines, Inc. Flight Attendant Employees’ Savings Plan (the “Prior Plan”), has been maintained continuously since January 1, 1979, by United Air Lines, Inc. to assist covered flight attendants in providing for their future financial security.

(b)	The Plan was amended and restated as of January 1, 1992, to add a salary reduction arrangement and is intended to: (1) qualify as a profit sharing plan under Code Sections 401(a) and 501(a); (2) meet the requirements of a qualified cash or deferred arrangement under Code Section 401(k); and (3) conform to the requirements of ERISA.

(c)	Where the context requires, words in the masculine gender will include the feminine and neuter genders, the singular will include the plural, and the plural will include the singular.

(d)	The provisions of the Plan may be modified or supplemented by supplements to the Plan. Any such supplement will form a part of the Plan and be attached hereto. In case of any conflict between the Plan and any supplement, the supplement will control to the extent specified in the Supplement.

(e)	The provisions of this Plan as amended and restated apply only to an employee who terminates employment on or after the Restatement Date. The rights and benefits, if any, of an employee who terminates prior to the Restatement Date shall be determined in accordance with the provisions of the Prior Plan in effect on the date such employee terminated employment.

1.2.	Applicable Laws. The laws of the State of Illinois shall be the controlling state law in all matters relating to the Plan and shall be applicable to the extent that they are not preempted by the laws of the United States of America.

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1.3.	Compliance with Code Section 414(u). Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

1.4.	Defined Terms. The following terms when used with initial capitalization have the following meanings:

Account. An “Account” with respect to a Participant means any and all accounts maintained on his or her behalf pursuant to Section 5.1, as the context requires.

Actual Deferral Percentage (“ADP”). “Actual Deferral Percentage” or “ADP” means, for a specified group of Participants for a Plan Year, the average of the actual deferral ratios (calculated separately for each Participant in such group to the nearest one-hundredth of one percent) of the amount of Elective Deferral Contributions actually paid over to the Funding Part on behalf of such Participant for the Plan Year to the Participant’s Testing Wages for such Plan Year. The actual deferral ratio for a Participant who fails to make Elective Deferral Contributions is zero.

Affiliate. “Affiliate” means any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; any trade or business under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o). Strictly for purposes of Section 3.6, the term “Affiliate” will be modified to take into account the rules contained in Code Section 415(h).

Annuity Starting Date. “Annuity Starting Date” means the first day of the first period for which an amount is paid as an annuity or, in the case of a form of benefit other than an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

Association. “Association” means the Association of Flight Attendants, AFL-CIO.

Bankruptcy Exit Date. “Bankruptcy Exit Date” means, effective January 1, 2006, the effective date of the Company’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Beneficiary. “Beneficiary” means the natural or legal person, persons or entity who by operation of law, or under the terms of the Plan, are entitled to receive payments in the event of a Participant’s death.

Break in Service. A “Break in Service” means, effective January 1, 2006, with respect to an employee is the period commencing on the employee’s ‘employment severance date’ and ending on the employee’s ‘reemployment commencement date,’ both as defined in the definition of Vesting Service; provided, that if an employee becomes absent on account of (a) the employee’s pregnancy, (b) the birth of the employee’s child, (c) the placement of a child with the employee on account of the employee’s adoption of the child or (d) the employee’s caring for a child immediately following the child’s birth or placement with the employee, and the employee

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furnishes to the Administrator, upon request, such information as the Administrator requires to determine the reasons for the employee’s absence or continued absence, then solely for the purpose of determining whether the employee has incurred a Break in Service, the employee’s employment severance date will be the first anniversary of the date on which the employment severance date occurs for the purpose of determining the employee’s Vesting Service.

Business Day. “Business Day” means each day the New York Stock Exchange is open.

Code. “Code” means the Internal Revenue Code of 1986, as amended, any successor laws thereto, and regulations promulgated thereunder, and any other binding pronouncements of an agency of the federal government that has jurisdiction with respect thereto.

Committee. “Committee” means, prior to June 28, 2004, the Pension and Welfare Plans Administration Committee of the Company (sometimes referred to as PAWPAC), a committee appointed by the Board of Directors of the Company to which the Board has delegated the authority to act for an on behalf of the Company with respect to the Plan to the extent provided herein. Effective June 28, 2004, the defined term “Committee” is replaced with the term “Plan Administrator” each place it appears in the Plan.

Company. “Company” means United Air Lines, Inc. and any successor entity thereto.

Company Contribution of Notes Proceeds. “Company Contribution of Notes Proceeds” means, effective August 1, 2006, the Company contribution made pursuant to Section 3.8 of this Plan.

Covered Employee. “Covered Employee” means any person who is employed by the Company in the United States or abroad and is designated by the Company as a Flight Attendant (excluding flight attendant trainees who have not yet graduated). The term Covered Employee does not include any Leased Employee, or any employee who would be a Leased Employee if he or she were not a common law employee of the Company.

Deferral Limit. The “Deferral Limit” for a calendar year is the amount determined under Code Section 402(g), as adjusted for cost of living increases.

Direct Contribution Percentage. Effective January 1, 2006, a Participant’s “Direct Contribution Percentage” is determined as follows:

(a)	For each Participant whose most recent hire date (as an employee of the Company (or an Affiliate)) preceded January 1, 2006, and on or after January 1, 2006, is both a Covered Employee and on the Company’s ‘flight attendant system seniority list’ (including a Participant who was on Furlough on January 1, 2006, and returns from that Furlough and is or becomes a Covered Employee who is on the Company’s ‘flight attendant system seniority list’), such Participant’s Direct Contribution Percentage (effective for the period he or she is a Covered Employee) is:

(i)	2% during the period from January 1, 2006 through December 31, 2006;

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(ii)	2.5% during the period from January 1, 2007 through December 31, 2007; and

(iii)	3% for periods on and after January 1, 2008.

(b)	For each Participant who is not described in paragraph (a), such Participant’s Direct Contribution Percentage (effective for the period he or she is a Covered Employee) is:

(i)	0% during the period from January 1, 2006 through December 31, 2006;

(ii)	1% during the period from January 1, 2007 through December 31, 2007;

(iii)	2% during the period from January 1, 2008 through December 31, 2008; and

(iv)	3% for periods on and after January 1, 2009.

Earnings. “Earnings” means a Flight Attendant’s compensation paid or made available during the Plan Year for services rendered as a Covered Employee, including, but not limited to, sick leave pay and vacation pay paid before termination of employment, but excluding all other forms of compensation of any kind, such as: lump sum vacation pay for unused vacation time paid on account of termination of employment; travel, cleaning and moving allowances; meal expense reimbursements and allowances; and program awards. Earnings shall include any amount that is deferred by a Participant pursuant to an earnings reduction election with respect to amounts that would otherwise be paid during the Plan Year which the Company makes as a contribution on behalf of the Participant and which is not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3) or 402(h). Effective only from January 1, 2006 through December 31, 2009, Earnings shall include any award paid under the UAL Corporation Success Sharing Program – Performance Incentive Plan. However, for purposes of determining any Company contribution (other than a Participant’s Elective Deferral Contribution), Earnings shall not, at any time, include any award paid under the UAL Corporation Success Sharing Program – Profit Sharing Plan. Earnings shall not include any taxable distribution of UAL Corporation common stock in connection with the Company’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. For a Covered Employee who is not eligible to receive a Company Matching Contribution or a Company Direct Contribution, Earnings shall not include any cash payment made to such Covered Employee that is in lieu of such Matching Contribution or Direct Contribution. Effective August 1, 2006, Earnings shall not include any taxable distribution to a Flight Attendant of the proceeds generated from the sale of UAL convertible notes issued pursuant to UAL Corporation’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. Effective January 1, 2009, Earnings shall not include (i) any distribution under the A:14 incentive program or (ii) any payment under the Chase Visa Cash Commission Program. Effective January 1, 2010, Earnings shall not include any distribution under the A:14/UP Cash Incentive Program (as such program may be amended or any successor to such program).

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In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 2002, the annual Earnings of each Covered Employee taken into account under the Plan shall not exceed $200,000, as adjusted in accordance with Code Section 401(a)(17)(B). If the period for determining Earnings consists of fewer than 12 months (except on account of a Participant’s mid-year commencement or cessation of participation), the $200,000 Earnings limit (as adjusted for cost of living increases) will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

Effective Date. “Effective Date” means January 1, 1979, the date on which the Plan become effective.

Elective Deferral Contributions or Elective Deferrals. “Elective Deferral Contributions” or “Elective Deferrals” means any contributions made to the Plan at the election of the Participant, in lieu of cash compensation, pursuant to an earnings reduction election or other deferral mechanism including Excess Elective Deferrals of Highly Compensated Employees, but excluding Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferral Contributions made under the Plan or plans of the Company and are distributed pursuant to Section 4.5 in order to comply with Code Section 401(a)(30). With respect to any taxable year of a Participant, a Participant’s Elective Deferrals is the sum of all contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions. Elective Deferral Contributions made under this Plan, or any other qualified plan, shall be limited to the dollar amount set by Code Section 402(g), as adjusted, as in effect at the beginning of such taxable year.

ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 as enacted in P.L. 93-406, including any amendments thereto.

Excess Contributions. “Excess Contributions” means with respect to any Plan Year, the excess of:

(a)	The aggregate amount of Elective Deferral Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(b)	The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADP, beginning with the highest of such percentages).

Excess Elective Deferrals. “Excess Elective Deferrals” means those Elective Deferral Contributions that are includable in a Participant’s gross income under Code Section 402(g) to the extent such Participant’s Elective Deferral Contributions for a taxable year exceed the Deferral Limit. The determination of Excess Elective Deferrals under this Plan will be made pursuant to Section 3.5 of the Plan.

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Flight Attendant. “Flight Attendant” means an employee of the Company who is designated by the Company as a flight attendant (other than a Temporary Reclassification) and is a member of a group of employers covered by a collective bargaining agreement between the Company and the Association.

Funding Part. “Funding Part” means that part of the Plan, including the Trust and other funding documents under which all of the benefits provided by the Plan are funded and paid.

Furlough. “Furlough” means an employee’s separation from service with an Employer in connection with which the employee has reemployment rights as may be defined as a “Furlough” in the applicable collective bargaining agreement between the Company and the Association. For avoidance of doubt, “Furlough” excludes a voluntary furlough that is not treated by the Company as a separation from service in accordance with (i) the Company’s personnel practices or (ii) the applicable collective bargaining agreement between the Company and the Association.

Highly Compensated Employee.

(a)	A “Highly Compensated Employee” for any Plan Year is any employee who:

(i)	at any time during such Plan Year or the 12-month period preceding such Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code section 318) more than five percent of the outstanding stock of the Company or an Affiliate or stock possessing more than five percent of the total combined voting power of all outstanding stock of the Company or an Affiliate; or

(ii)	during the 12-month period preceding such Plan Year, received compensation in excess of $80,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins).

(b)	For purposes of this section:

(i)	an ‘employee’ is any individual (other than an individual who is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from the Company or an Affiliate that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) who, during the Plan Year for which the determination is being made, performs services for the Company or an Affiliate as

(A)	a common-law employee,

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(B)	an employee pursuant to Code section 401(c)(1) or

(C)	a Leased Employee; and

(ii)	‘compensation’ for any period means an employee’s Section 415 Wages for the period.

(iii)	a former employee of the Company or an Affiliate shall be treated as a former Highly Compensated Employee of the Company or an Affiliate if the former employee was a Highly Compensated Employee of the Company or an Affiliate when the former employee terminated employment or the former employee was a Highly Compensated Employee of the Company or an Affiliate at any time after attaining age 55. The determination of who is a former Highly Compensated Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year in accordance with Section 1.414(q)-1T, Q&A-4 of the Temporary Income Tax Regulations and Notice 97-45 or later guidance under the Code.

Hour of Service. “Hour of Service,” with respect to an employee, means, effective January 1, 2006, each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Company or an Affiliate.

Independent Fiduciary. “Independent Fiduciary” means an independent investment advisor appointed by the Company to act as a ‘named fiduciary’ (within the meaning of Section 402 of ERISA) with respect to the UAL Stock Fund.

Investment Committee. “Investment Committee” means the Investment Committee for the United Airlines Flight Attendant 401(k) Plan, or such other committee appointed by the Board of Directors of the Company to which the Board has delegated the authority to act for an on behalf of the Company with respect to the Company’s responsibilities for management and/or investment of Plan assets, including without limitation the Company’s responsibilities under Section 5.

Investment Fund. “Investment Fund” means any of the investment options established pursuant to Section 5.2.

Leased Employee. The term “leased employee” is defined as any person, other than a common law employee of the Company (or an Affiliate), who pursuant to an agreement between the Company (or an Affiliate) and any other person (the “leasing organization”) has performed services for the Company (or an Affiliate) (or for the Company (or an Affiliate) and related persons as determined pursuant to Code Section 414(n)(5)) on a substantially full-time basis for a period of at least one year, and under the Company’s (or an Affiliate’s) primary direction or control.

Limitation Year. “Limitation Year” means the calendar year.

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Matching Contributions. “Matching Contributions” means, effective January 1, 2006, the Company contributions made on behalf of a Participant under the Plan on account of the Participant’s Elective Deferral Contributions and the Company contribution under Section 3.9(b)(i).

Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means any employee who is not a Highly Compensated Employee.

NYSE Close. “NYSE Close” means the closing time of the New York Stock Exchange (which is generally 4:00 p.m. Eastern Time) on that Business Day.

Participant. “Participant” means any current or former Covered Employee who has met the Eligibility requirements of Article 2 and has not ceased to be a Participant pursuant to the provisions of Section 2.6.

PAWPAC. “PAWPAC” means the Pension and Welfare Plans Administration Committee of the Company.

Permanently Disabled. “Permanently Disabled,” with respect to a Participant, means that as a direct result of bodily injury or illness which occurs while the Participant is an active employee and for which the Participant is under the care of a legally licensed physician, (i) the Participant is continuously prevented from performing each and every duty of any occupation or employment for which he or she is reasonably qualified or may reasonably become qualified by reason of education, training, or experience, and (ii) it is determined by the Committee that such condition will be permanent, with such determination made in accordance with reasonable standards and policies adopted and consistently applied by the Committee. Bodily injury or illness arising from intentionally self-inflicted injuries, while sane or insane; suicide or any attempt thereat, while sane or insane; declared or undeclared war or any act thereof; or service in the armed forces of any country or international authority will not be included within the meaning of Permanently Disabled for purposes of the Plan.

Plan. “Plan” means the United Airlines Flight Attendant 401(k) Plan established and continued by this instrument.

Plan Administrator. “Plan Administrator” means, effective June 28, 2004, the Company and has the meaning described in Section 3(16)(A) of ERISA and Code Sec. 414(g), provided that, notwithstanding the foregoing, effective January 1, 2007, “Plan Administrator” means the United Air Lines, Inc. Retirement and Welfare Administration Committee (sometimes referred to as RAWAC); provided further that, notwithstanding the foregoing, effective June 1, 2011, “Plan Administrator” means an Administrative Committee consisting of the Managing Director—Benefits and the Director—Retirement Benefits, regardless of specific title, of the Company.

Plan Rule. A “Plan Rule” is a rule, policy, practice or procedure adopted by the Committee or its delegate.

Plan Year. “Plan Year” means: (i) for Plan Years before 1988, the calendar year; (ii) for Plan Year 1988, the period beginning on January 1, 1988 and ending on November 30, 1988; (iii) for Plan Years after 1988 and ending before December 1, 2001, the fiscal year beginning on

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December 1 and ending on the next following November 30; (iv) for the 2001 Plan Year, the period beginning on December 1, 2001 and ending on December 31, 2001; and (v) for Plan years after 2001, the calendar year.

Post-December 31, 1991 Account. “Post-December 31, 1991 Account” means the amounts contributed on behalf of a Participant on or after January 1, 1992 under the Plan adjusted for gains, losses, withdrawals, contributions, forfeitures and other credits and charges.

Pre-January 1, 1992 Account. “Pre-January 1, 1992 Account” means the Participant’s Account balance under the Prior Plan and as thereafter adjusted for gains, losses, withdrawals, contributions, forfeitures and other credits and charges.

Prior Plan. “Prior Plan” means the United Air Lines, Inc. Flight Attendant Employees’ Savings Plan effective January 1, 1979 until its amendment and restatement effective January 1, 1992.

Profit Sharing Contributions. “Profit Sharing Contributions” means the Company contributions made on behalf of an eligible Participant under the Plan pursuant to Section 3.11.

Qualified Joint and Survivor Annuity. “Qualified Joint and Survivor Annuity” means (a) a single life annuity in the case of a Participant who does not have a Spouse and (b) in the case of a Participant who does have a Spouse, a reduced monthly annuity for the life of the Participant with, as of the first day of the month next following the Participant’s death, a survivor annuity for the life of his or her surviving Spouse (to whom he or she is married on his or her Annuity Starting Date) that is equal to at least 50% of the monthly benefit amount payable during the life of the Participant. The exact percentage payable to the Spouse shall be elected by the Participant and shall equal 50% in the absence of such an election.

Qualified Pre-Retirement Survivor Annuity. A “Qualified Pre-Retirement Survivor Annuity” means an annuity providing payments for the life of the Participant’s Surviving Spouse, the actuarial equivalent of which is equal to 50% of the balances in the Participant’s Pre-January 1, 1992 Accounts at death. Any portion of a Participant’s Pre-January 1, 1992 Account balances not used to provide the Qualified Pre-Retirement Survivor Annuity under Section 6 will be distributed to the Participant’s designated Beneficiary as provided elsewhere in Section 6.

Restatement Date. The “Restatement Date” is January 1, 2002, or such earlier date specified herein or in Exhibit A.

Rollover Contribution. A “Rollover Contribution” is an amount described in Code Section 402(c) or 408(d)(3) and shall include a direct rollover pursuant to Code Section 401(a)(31).

Section 415 Wages. An individual’s “Section 415 Wages” for any period is his or her “compensation” within the meaning of Code Sec. 415(c)(3) for the period from the Company and any Affiliate, and shall include any elective deferrals pursuant to a qualified cash or deferred arrangement, otherwise payable to the individual, and any other amounts that are not includible in an individual’s gross income by reason of Code Secs. 125, 132(f)(4) or 457. The Administrator may, for any period, determine items of remuneration that, in accordance with Code Sec. 415(c)(3) will be included in Section 415 Wages for such period, provided such determination is uniform throughout any period.

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Spouse. “Spouse” means the individual, if any, to whom the Participant is legally married within the meaning of the Defense of Marriage Act, P.L. 104-199, as amended and codified from time to time.

Surviving Spouse. A Participant’s “Surviving Spouse” means the Spouse to whom the Participant was married on the date of his or her death and who is living at the date of the Participant’s death, and, for purposes of Section 6.6, as such term is modified by Section 6.6(b).

Temporary Reclassification. “Temporary Reclassification” means a designation of an employee from another employee classification to Flight Attendant or from Flight Attendant to another employee classification if such change is designated by the Company as a temporary reclassification and is for a period of time which, when taken together with other such temporary reclassifications, if any, of such employee, does not exceed either (i) a total of five calendar months within any Plan Year or (ii) five consecutive calendar months.

Termination of Employment. A Participant will have a “Termination of Employment” if he or she has (i) completely severed his or her employment relationship with the Company and all Affiliates, (ii) is absent for more than 90 days following the commencement of a Furlough or layoff, or (iii) has become Permanently Disabled. Neither transfers of employment among the Company and Affiliates nor absence from active service by reason of leave (other than in connection with a Participant becoming Permanently Disabled) will constitute a “Termination of Employment.”

Testing Wages. An individual’s “Testing Wages” for any Plan Year is his or her Section 415 Wages for the Plan Year, provided, however, in no event will a person’s Testing Wages for any Plan Year be taken into account to the extent it exceeds $200,000 (or such larger amount as may be permitted for the calendar year during which such Plan Year begins under Code Sec. 401(a)(17)).

Trust. “Trust” means the Trust created under the Agreement and Declaration of Trust entered into by the Company and Trustee pursuant to this Plan.

Trust Fund. “Trust Fund” means all of the assets of the Plan held by the Trustee at any time under the Trust.

Trustee. “Trustee” means the person, persons or entity appointed by the Board of Directors of the Company to administer the Trust or any duly appointed and qualified successor Trustee.

UAL Stock. “UAL Stock” means, effective December 31, 2005, the common stock of UAL Corporation authorized and issued in connection with UAL Corporation’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

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Vesting Service. A Covered Employee’s “Vesting Service” means, effective January 1, 2006, the sum of his or her ‘periods of service’ as an employee with the Company and any Affiliate (measured in the case of any Affiliate from not earlier than the date on which it became an Affiliate), commencing as of the employee’s employment commencement date or reemployment commencement date, as the case may be, and ending with the employee’s next employment severance date, as determined in accordance with the following rules:

(a)	an employee’s ‘employment commencement date’ is the date on which he or she first performs an Hour of Service;

(b)	for purposes of this section only, an employee’s ‘employment severance date’ is the date on which the employee terminates employment with the Company and all Affiliates because he or she quits, retires, is discharged, is placed on Furlough or dies;

(c)	an employee’s ‘reemployment commencement date’ is the first date, following a period of severance from employment which is not required to be taken into account under item (d), on which the employee performs an Hour of Service;

(d)	if the employee’s employment is severed by reason of a quit, discharge, Furlough or retirement and he or she subsequently performs an Hour of Service within 12 months following the employment severance date, the period of such severance will not be taken into account, but instead bridged as a period of service;

(e)	service by a ‘Leased Employee’ and service by an individual with any other organization that is required to be taken into account pursuant to Code sections 414(n) and 414(o) will be deemed to be Vesting Service for purposes of the Plan if such Leased Employee or individual becomes a Covered Employee;

(f)	fractional periods of a year will be expressed in terms of days and ‘periods of service’ shall be counted and aggregated on the basis that 365 days of service constitutes a year of service.

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SECTION 2: PARTICIPATION

2.1.	Eligibility to Participate.

(a)	Each Covered Employee of the Company who was a Participant in the Prior Plan immediately before the Restatement Date will continue as a Participant in the Plan on and after that date. Each other employee of the Company will become a Participant in the Plan on the first day he or she is a Covered Employee, except to the extent that his or her participation in the Plan is restricted or prohibited under the tax or other laws of a country other than the United States.

(b)	The fact that the laws of a country other than the United States require a Participant’s contributions to be on an after-tax basis will not restrict a Covered Employee’s ability to participate in this Plan. Each Covered Employee shall be entitled to elect to make Elective Deferral Contributions to the Plan from and after the date he or she becomes a Participant until the date on which such employee terminates employment with the Company or is no longer a Covered Employee.

(c)	Notwithstanding the foregoing provisions of this Section 2.1, any Covered Employee who is designated by the Company as an international Flight Attendant and who is an active participant under the United Airlines UK Group Stakeholder Plan, shall not be entitled to make Elective Deferral Contributions or receive any Company contributions under this Plan during any such period of active participation under such other plan.

2.2.	Change of Employment Status. A Participant who ceases to be employed as a Covered Employee but who continues in the employ of the Company or who transfers to employment with an Affiliate will continue to be treated as a Participant in the Plan, except as follows:

(a)	In accordance with Plan Rules, until the date such Participant again becomes a Covered Employee (or as soon as administratively practicable thereafter):

(i)	Any election to make Elective Deferral Contributions in accordance with Section 3.1 shall not apply to compensation earned on or after the date of such cessation and no changes to any such election shall be permitted; and

(ii)	No new loans against the Participant’s Account shall be permitted and, with respect to any outstanding loan against the Participant’s Account as of the date of such cessation, any remaining loan repayments shall be made in accordance with procedures established by the Plan Administrator from time to time.”

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(b)	In the case of a Participant who has no Account balances from the Prior Plan and who continues in the employ of the Company or an Affiliate, may request that his or her Plan balance be transferred, as soon as is practicable, to the defined contribution plan offered to employees in the Participant’s new classification, provided that such plan will receive the transfer.

If an employee of the Company or an Affiliate is reclassified as a Covered Employee, then, if such employee is a participant in a defined contribution plan offered to employees in his or her former classification and if such other plan permits it, such Covered Employee’s balances in such other plan may be transferred, as soon as is practicable, to this Plan. If an Employee has a loan outstanding under such other defined contribution plan, no transfer shall be made until such loan is repaid.

2.3.	Participation Upon Reemployment or Transfer. If a Participant ceases to be a Covered Employee or terminates employment with the Company, such employee will recommence participation in the Plan immediately upon being reclassified as a Covered Employee or upon return to employment with the Company as a Covered Employee.

2.4.	Classification. The classification of an employee for all purposes under the Plan is determined by the Company and does not include a Temporary Reclassification. The Company’s designation of an employee as a Flight Attendant for purposes of eligibility to participate in the Plan is a determination reserved solely to the Company and will not be modified by any subsequent classification or reclassification made by a judicial or administrative determination.

2.5.	Leased Employees. A Leased Employee, and any employee who would be a Leased Employee if he or she were not a common law employee of the Company, will not be eligible to participate in the Plan.

2.6.	Termination of Participation. A Participant will cease to be a Participant as of the later of the date on which he or she ceases to be a Covered Employee eligible to participate under Section 2.1 or all benefits, if any, to which he or she is entitled under the Plan have been distributed.

2.7.	Participation Not Contract of Employment. The Plan does not constitute a contract of employment and participation in the Plan will not, of itself, give any employee the right to be retained in the employ of the Company, nor give any person any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

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SECTION 3: CONTRIBUTIONS

3.1.	Elective Deferral Contributions.

(a)	Election. A Participant may elect, in accordance with Plan Rules, to reduce, within the limits specified below, the amount of his or her Earnings for pay periods commencing on and after the effective date of such election and to have such amount contributed to the Plan on his or her behalf by the Company as Elective Deferral Contributions. Each such election will specify an amount by which the Participant elects to have his or her Earnings reduced for each pay period equal to at least one percent or an even multiple thereof not to exceed 30% (25% prior to April 1, 2002) of his or her Earnings for each pay period. Notwithstanding the foregoing, for any payroll period after April 1, 2002 in the 2002 Plan Year, a Participant may elect to make a supplemental Elective Deferral Contribution in excess of 30%, but not more than the deferral percentage established by Plan Rules, and, for any payroll period after January 6, 2003 in the 2003 Plan Year or later, a Participant may elect to make a supplemental Elective Deferral Contribution from 1% to 90% of the Participant’s Earnings which are available after all other payroll deductions up to the limitations on contributions described in Section 3 of the Plan, provided in each case prior to the 2007 Plan Year that the Participant’s annual deferral percentage does not exceed 30%. Further, all employees who are eligible to make Elective Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year will be eligible to have additional Elective Deferral Contributions treated as catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 by reason of such catch-up contributions.

Any election under this Section 3.1 shall be subject to the limitations of local law or the law of the country in which the Participant is domiciled according to Company records. In addition, any such election will be effective at the time and in the manner specified in Plan Rules after the date of the receipt of a complete and accurate election by the Plan Administrator and will thereafter continue in effect during all periods of his or her participation, except to the extent such election is changed or revoked in accordance with this Section 3.1. A reference in this Plan to an election to make Elective Deferral Contributions means the Participant has elected to have his or her Earnings reduced in consideration of the Company’s obligation to make Elective Deferral Contributions in the same amount to the Plan on the Participant’s behalf.

Notwithstanding the foregoing, effective July 1, 2006, for Covered Employees whose entire Earnings are subject to U.S. income tax rules (i.e., are U.S. citizens or resident aliens), such Covered Employee’s Earnings shall automatically be

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reduced by one percent (1%), which amount shall be deemed to be the Participant’s deferral election, unless such Covered Employee, at any time, specifically elects in accordance with Plan Rules to defer a portion of his or her Earnings or elects to receive cash in lieu of the automatic deferral election. A Covered Employee’s Earnings will not be reduced unless he or she is provided at least 45 days prior notice of the availability of the election to receive cash in lieu of the automatic deferral election. The amount by which a Covered Employee’s Earnings are automatically reduced shall be treated as an Elective Deferral Contribution and upon contribution to the Plan shall be credited to the Covered Employee’s Elective Deferral Contribution Account.

(b)	Deferral Limit. In no event may a Participant’s Elective Deferral Contributions exceed the Deferral Limit for any calendar year.

(c)	Change, Revocation, and Resumption of Elective Deferral Contributions by Participants. A Participant may elect, in accordance with Plan Rules, and within the limits specified in paragraph (a), to increase or decrease (to as low as zero percent) the rate of his or her Elective Deferral Contributions or revoke his or her election; provided that, with respect to any Participant who is on a leave of absence in accordance with the Company’s personnel practices and the applicable collective bargaining agreement between the Company and the Association, such Participant shall not be allowed to change the rate of his or her Elective Deferral Contributions or revoke his or her election during his or her leave of absence. Such election will be effective at the time and in the manner specified in Plan Rules after the date of receipt of a complete and accurate election by the Committee.

(d)	Committee Discretion to Reduce or Revoke Elective Deferral Contributions. The Committee may, at any time, decrease a Participant’s Elective Deferral Contributions by even multiples of one percent or, at any time, revoke a Participant’s Elective Deferral Contributions upon a determination by it that unless such contributions are reduced or revoked, the additions to the Participant’s Account under the Plan will exceed the Deferral Limit or the limitation on annual additions under Section 3.6 for the calendar year or that the reduction or revocation is deemed advisable in order to meet the limitations of Section 3.2.

(e)	Automatic Revocation. A Participant’s Elective Deferral Contribution election shall be automatically revoked upon termination of employment with the Company or for any pay period in which the Participant’s Earnings are insufficient, after all statutory deductions are made as required by operation of law or having a higher priority than Elective Deferral Contributions, to permit deducting a Participant’s Elective Deferral Contribution.

(f)	Reentry. Upon a Participant’s return to active employment from an unpaid leave of absence or disciplinary suspension, and if immediately before such leave of absence or suspension there was in effect with respect to him or her an election to make Elective Deferral Contributions, such contributions will be automatically resumed at the rate in effect under such election if he or she then meets the requirements of Section 2.1.

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(g)	Restriction in the Event of Hardship Distribution. If, on or after September 17, 2001, a Participant receives a financial hardship distribution in accordance with Section 6.8, then the Participant will be prohibited from making Elective Deferral Contributions for six (6) months after receipt of the hardship distribution.

(h)	Time of Deposit. The Company will deposit with the Trustee, without interest, a Participant’s Elective Deferral Contributions as soon as administratively practicable after the date on which the Participant would have received the Earnings but for his or her election under Section 3.1(a).

3.2.	Actual Deferral Percentage Limitations.

(a)	ADP Test. The Plan must satisfy the requirements of Code Section 401(k)(3). The Plan will satisfy the requirements of Code Section 401(k)(3) for a Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code Section 410(b)(1) with respect to “eligible Participants” and one of the following tests:

(i)	The Actual Deferral Percentage for the Plan Year for the group of eligible Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage for the preceding Plan Year for eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 1.25; or

(ii)	The Actual Deferral Percentage for the Plan Year for the group of eligible Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Deferred Percentage for the preceding Plan Year for eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year by more than two percentage points, and the Actual Deferral Percentage for the Plan Year for the group of eligible Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage for the preceding Plan Year of the eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 2.0.

(b)	Special Rules.

(i)	For purposes of Section 3.2(a), an “eligible Participant” is any Participant who is eligible to make Elective Deferral Contributions for the Plan Year in question or would be eligible but for a suspension imposed under Section 6.9(b)(ii)(B)(3).

(ii)

The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions allocated to his or her Accounts under two or more arrangements described in Code Sec. 401(k) that are maintained by the Company or an

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Affiliate will be determined as though such Elective Deferral Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, the Elective Deferral Contributions made under all such cash or deferred arrangements during the Plan Year shall be aggregated for purposes of the testing provisions of this Section 3.2.

(iii)	For the purpose of performing the ADP test, Elective Deferral Contributions (including amounts treated as such) must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate.

(iv)	The Committee will maintain records sufficient to demonstrate the satisfaction of the ADP test.

(v)	The determination and treatment of the ADP amounts of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vi)	Excess Elective Deferrals that are distributed pursuant to Section 3.5 before April 15th of the taxable year succeeding the taxable year to which they relate shall be counted for purposes of the ADP test, provided that Excess Elective Deferrals distributed to Non-Highly Compensated Employees will not be counted in the ADP test.

(vii)	Elective contributions under any other plan that is aggregated with this plan to satisfy the requirements of Code section 410(b) will be included in the ADP test.

(viii)	To the extent permitted by Treasury Regulations and determined by the Plan Administrator, all or any portion of any contribution to the Plan or any other contribution to the Plan or any other qualified plan maintained by the Employer or Affiliate will be included in the ADP test.

(c)	Determination of Excess Contributions to be Distributed. Effective for Plan Years beginning after December 31, 1996, the amount of the Excess Contributions to be attributed to a Participant to be distributed pursuant to paragraph (d) will be determined by successively decreasing the amount of Elective Deferrals for Highly Compensated Employees who, for the Plan Year, had the largest dollar amount of Elective Deferrals made on their behalf to the next lower dollar amount, and continuing this procedure until an amount equal to the Excess Contributions has been removed from the Accounts of the Highly Compensated Employees.

(d)	Distribution of Excess Contributions. Excess Contributions, plus any income and minus any loss allocable thereto, attributed to a Participant under Paragraph (c) above will be distributed no later than the last day of the succeeding Plan Year to Participants who were Highly Compensated Employees for such Plan Year.

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(e)	Determination of Income or Loss. Excess Contributions will be adjusted for any income or loss up to the last day of the Plan Year preceding the date of distribution. The income or loss allocable to Excess Contributions is the sum of (A) income or loss allocable to the Participant’s Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is (A) such Participant’s Excess Contributions for the year and the denominator of which is (B) the Participant’s Account balance(s) at the beginning of the year attributable to Elective Deferrals without regard to any income or loss occurring during such Plan Year, plus contributions made during the year. Effective for Plan Years beginning on or after January 1, 2006, in the event that any Excess Contributions are distributed to any Highly Compensated Employee pursuant to Section 3.2(d), the income or loss allocable to such Excess Contributions for the “gap period” between the end of the Plan Year and the date of the distribution shall also be distributed; provided that, effective for Plan Years beginning on or after January 1, 2008, the “gap period” provisions of the preceding clause shall no longer apply.

(f)	Accounting for Excess Contributions. Excess Contributions will be distributed from the Participant’s Elective Deferral Account for the Plan Year.

3.3.	Limitations on Company Contributions. The Company’s total contribution for any Plan Year is conditioned on its deductibility under Code Section 404 and will comply with the limitation on annual additions set forth in Section 3.6.

3.4.	Rollover Contributions. On the direction of the Committee, the Trustee will receive a Rollover Contribution and trust-to-trust transfer contributions on behalf of a Participant, provided that in the event of a trust-to-trust transfer such contributions originate from a plan that qualifies for the exception in Code Section 401(a)(11)(B)(iii) to the pre-retirement and joint and survivor annuity requirements of Code Section 401(a)(11)(A) and with respect to all rollovers or transfers, that the contribution complies with Code Section 402(a), Code Section 408(d)(3), or any other applicable Code sections.

The Plan will accept Rollover Contributions of eligible rollover distributions made after December 31, 2001, from:

(a)	a qualified plan described in Code section 401(a) or 403(a), excluding after-tax employee contributions;

(b)	an annuity contract described in Code section 403(b), excluding after-tax employee contributions;

(c)	an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

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Effective January 1, 2013, the Plan will also accept an eligible rollover distribution from a Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1).

3.5.	Distribution of Excess Elective Deferrals and Income.

(a)	Determining Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee on or before March 15 of the following year of the amount of the Excess Elective Deferrals to be assigned to this Plan.

(b)	Determination of Income or Loss. Excess Elective Deferrals will be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Elective Deferral Account for the Participant’s taxable year, multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s account balance attributable to Elective Deferrals (including Elective Deferrals for that taxable year) without regard to any income or loss occurring during such taxable year.

(c)	Distribution. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals under this Plan for such taxable year. In addition, if the applicable limitation for the taxable year is exceeded with respect to this Plan alone or this Plan and any other plan(s) of the Company, the Committee shall direct the Trustee to distribute such Excess Elective Deferrals (with allocable gains and losses) to the Participant as soon as administratively practicable after the Company notifies the Committee or the Committee otherwise discovers the error (but no later than April 15 following the close of the Participant’s taxable year). Excess Elective Deferrals distributed in accordance with paragraph (a) above shall not be treated as Annual Additions under Section 3.6. Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2008, any earnings allocable to Excess Elective Deferrals for the “gap period” between the end of the Plan Year and the date of the distribution shall not be distributed to the Participant and shall instead remain in the Participant’s Account.

3.6.	Limitation on Annual Additions.

(a)	For each Limitation Year, the Annual Addition (as defined below) to a Participant’s Accounts under this Plan and under all other defined contribution plans maintained by the Company, (or an Affiliate) in which he or she participates, may not exceed the lesser of:

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(i)	$40,000 (or, if greater, such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code Section 415(c)(l)(A) for the Limitation Year), or

(ii)	100% of the Participant’s Section 415 Wages during that Limitation Year. The compensation limit referred to in this clause (ii) will not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) that is otherwise treated as an Annual Addition.

(b)	The term “Annual Addition” for any Limitation Year means the sum of the following amounts allocated to a Participant’s Accounts under this Plan and all other such plans for that year:

(i)	Company contributions (including Elective Deferral Contributions);

(ii)	the amount of the Participant’s contributions (other than Rollover Contributions or transferred amounts);

(iii)	Forfeitures; and

(iv)	amounts allocated to an individual medical benefit account, as defined in Code Section 415(l)(2), or 419A(d)(1).

(c)	Prior to December 21, 2005, if, as a result of forfeitures, a reasonable error in estimating a Participant’s Compensation, or such other mitigating circumstances as the Commissioner of Internal Revenue Service shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in this Section, the excess amounts shall be treated, as necessary, in accordance with Treasury Regulation Section 1.415-6(b)(6)(iii), after any Elective Deferral Contributions (and any gain allocable thereto) under this Plan are first returned to the Participant in accordance with Treasury Regulation Section 1.415-6(b)(6)(iv).

Effective December 31, 2005, if, for any Limitation Year, a Participant in this Plan is also a participant in any other defined contribution plan maintained by the Company or an Affiliate, allocations will be made first under such other defined contribution plan and then under this Plan. If a Company contribution or Participant contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the limitation under Section 3.6(a), the amount contributed or allocated will be reduced so that the Annual Additions for the calendar year will equal the maximum amount that may be allocated under Section 3.6(a). Prior to determining the actual amount of a Participant’s Section 415 Compensation for the Limitation Year, the Company may determine the maximum amount that may be contributed on behalf of a Participant on the basis of a reasonable estimate of the Participant’s Section 415 Compensation for the Limitation Year, provided the Company uniformly determines Section 415 Compensation for all Participants similarly situated. As soon as administratively feasible after the end of the

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Limitation Year, the maximum amount that may be allocated to a Participant’s Account under Section 3.6(a) will be determined on the basis of the Participant’s actual Section 415 Compensation for the Limitation Year. If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Section 415 Compensation, a reasonable error in determining the amount of a Participant’s Earnings Reductions, or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Limitation Year exceed the limitation set forth in Section 3.6(a), the excess amounts shall be adjusted, as necessary, as follows:

(i)	first, by reducing the Company’s contributions of UAL Stock under Section 3.7, to be held in a suspense account and reallocated among all Participants in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(iii); and

(ii)	second, by returning any Elective Deferrals (other than ‘catch-up contributions’ within the meaning of Code section 414(v)); and

(iii)	third, by reducing the Company’s remaining contributions to be held in a suspense account and reallocated among all Participants in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(iii).

Effective January 1, 2006, if, for any Limitation Year, a Participant in this Plan is also a participant in any other defined contribution plan maintained by the Company or an Affiliate, allocations will be made first under such other defined contribution plan and then under this Plan. If a Company contribution or Participant contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the limitation under Section 3.6(a), the amount contributed or allocated will be reduced so that the Annual Additions for the calendar year will equal the maximum amount that may be allocated under Section 3.6(a). Prior to determining the actual amount of a Participant’s Section 415 Compensation for the Limitation Year, the Company may determine the maximum amount that may be contributed on behalf of a Participant on the basis of a reasonable estimate of the Participant’s Section 415 Compensation for the Limitation Year, provided the Company uniformly determines Section 415 Compensation for all Participants similarly situated. As soon as administratively feasible after the end of the Limitation Year, the maximum amount that may be allocated to a Participant’s Account under Section 3.6(a) will be determined on the basis of the Participant’s actual Section 415 Compensation for the Limitation Year. If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Section 415 Compensation, a reasonable error in determining the amount of a Participant’s Elective Deferrals, or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Limitation Year exceed the limitation set forth in Section 3.6(a), the excess amounts shall be adjusted, as necessary, as follows:

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(i)	first, by reducing the Company Contribution of Notes Proceeds under Section 3.8 (effective August 1, 2006), to held and applied in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(iii);

(ii)	second, by reducing the Company’s contributions of UAL Stock under Section 3.7, to be held and applied in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(iii);

(iii)	third, by returning any Elective Deferrals (other than ‘catch-up contributions’ within the meaning of Code section 414(v) and Section 3.1(a)) and any gains attributable to such Elective Deferrals;

(iv)	fourth, by reducing the Company’s remaining contributions, other than the Company Matching Contribution, to held and applied in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(iii); and

(v)	fifth, by reducing the Company Matching Contribution, to be held and applied in accordance with Treas. Reg. Sec. 1.415-6(b)(6)(iii).

(d)	Notwithstanding any provision of the Plan to the contrary, effective for Limitation Years beginning on or after January 1, 2008, the limitations pursuant to this Section 3.6 shall be determined in accordance with the applicable provisions of final Treasury Regulations issued under Code Section 415 and any other regulations, rulings or administrative guidance issued pursuant thereto by the Internal Revenue Service.

3.7.	Special Contribution of UAL Stock. The Employer may make one or more special contributions of UAL Stock to the Employer Equity Distribution Accounts of Participants who are eligible to participate under the Plan for the Plan Year. A contribution of UAL Stock under this Section 3.7 will be allocated among eligible Participants based on the proportion that a Participant’s Earnings for the Plan Year bear to the aggregate amount of Earnings for all Participants for the Plan Year, provided such allocation, together with any prior allocations of UAL Stock made under this Section 3.7, does not cause the Participant’s allocation to exceed the amount of UAL Stock determined to be available for the benefit of such Participant under the UAL Corporation Employee Equity Distribution Plan (as in effect on December 31, 2005), a copy of which is attached to this Plan as Exhibit B.

3.8.

Company Contribution of Notes Proceeds. For Plan Years ending in 2006 and 2007, the Employer will make a special contribution to the Accounts of those Participants who are eligible to receive an allocation of proceeds generated from the sale of convertible notes issued by UAL Corporation (“UAL”) pursuant to the terms of the UAL Corporation Convertible Notes Plan of Allocation and Distribution, attached hereto as Exhibit C. A contribution under this Section 3.8 will be allocated among eligible Participants based on the methodology contained therein. In order to ensure that any such contribution shall not exceed the limits contained in Sections 3.3 and 3.6, or any other limitation applicable under the Plan or the Code, the Company Contribution of Notes Proceeds may be made

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in more than one increment over the course of the applicable Plan Year and after the close of the Plan Year, but prior to March 15, 2007. Any Company Contribution of Notes Proceeds under this Section 3.8 shall be invested in accordance with Section 5.3.

3.9.	Company Matching Contribution.

(a)	For each Plan Year commencing on or after January 1, 2007 and subject to the limitations and conditions of the Plan, the Company will contribute to the Trust a Matching Contribution on behalf of a Covered Employee whose entire Earnings are subject to U.S. income tax rules (i.e., a U.S. citizen or a resident alien) and who has not elected to be covered by a defined contribution plan maintained by the Company in a jurisdiction outside of the United States. The Matching Contribution is equal to 100% of such Covered Employee’s Elective Deferral Contributions for the Plan Year that are not in excess of three percent (3%) of the Participant’s Earnings for the Plan Year. A Participant’s Matching Contribution will be credited to the Participant’s Matching Contribution Account.

(b)	For the Plan Year commencing January 1, 2006 and ending December 31, 2006, the Company will contribute to the Trust the Company Matching Contributions on behalf of a Covered Employee whose entire Earnings are subject to U.S. income tax rules. The amount of the Matching Contribution will be determined as follows:

(i)	for the period from January 1, 2006 through June 30, 2006, a Company Matching Contribution will be determined without regard to the amount of the Covered Employee’s Elective Deferral Contributions in an amount equal to three percent (3%) of the Covered Employee’s Earnings for the period from January 1, 2006 through June 30, 2006; and

(ii)	for the period from July 1, 2006 through December 31, 2006, the Company Matching Contribution will be in an amount equal to 100% of the Covered Employee’s Elective Deferral Contributions on or after July 1, 2006 through December 31, 2006 not in excess of three percent (3%) of the Covered Employee’s Earnings for the period from July 1, 2006 through December 31, 2006.

The Company’s contribution under this Section 3.9(b) will be credited to the Participant’s Matching Contribution Account. While the contributions under subsection (b)(i) above are not “matching contributions” within the meaning of Code Section 401(m), for purposes of this Plan they are identified as such, and subject to any Code restrictions that would otherwise apply to “matching contributions”. Therefore, all of the Company’s contributions under this Section 3.9(b) will be credited to the Participant’s Matching Contribution Account.

(c)

The Company Matching Contributions under Paragraphs (a) and (b) to be made on behalf of a Participant will be determined each pay period based on the Participant’s Elective Deferral Contributions and Earnings for that pay period and

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contributed to the Trust not less frequently than monthly, provided however, the Company is not obligated to make a Matching Contribution on behalf of a Participant until the first day of the first month following the Bankruptcy Exit Date.

(d)	Subject to paragraph (e) and the limitations contained in the Plan, if, as of the end of the Plan Year (or more frequently at the election of the Company), the aggregate amount of Matching Contributions made on behalf of a Participant under paragraph (a) or (b) is less than 100% of the applicable portion of the Participant’s Elective Deferral Contributions for the Plan Year (or shorter period determined by the Company), the Company will make an additional, “true-up” Matching Contribution on behalf of the Participant in an amount equal to the difference.

(e)	No Matching Contribution will be made with respect to any portion of a Participant’s Elective Deferral Contribution returned pursuant to Sections 3.5 or 3.6 of the Plan.

3.10.	Company Direct Contribution. Effective January 1, 2006, subject to the limitations and conditions of the Plan, the Company will pay a Direct Contribution to the Trustee for the Plan Year on behalf of a Covered Employee whose entire Earnings are subject to U.S. income tax rules (i.e., a U.S. citizen or resident alien) in an amount equal to the product of the Covered Employee’s Direct Contribution Percentage times the Covered Employee’s Earnings for the applicable pay period. The Direct Contribution will be determined each pay period and contributed to the Trustee not less frequently than monthly, provided, however, the Company is not obligated to make a Direct Contribution on behalf of a Covered Employee until the first day of the month following the Bankruptcy Exit Date.

3.11.	Profit Sharing Contribution. Subject to the other limitations and conditions under the Plan, the Company may make Profit Sharing Contributions for a Plan Year on behalf of those eligible Participants and in such amounts as agreed to in advance in writing by both the Company and the Association. Any Profit Sharing Contributions made by the Company for a Plan Year shall be delivered to the Trustee on or before the due date (including extensions thereof) for the filing of the federal income tax return of the Company for the tax year on which or during which the last day of such Plan Year falls. A Participant’s Profit Sharing Contributions will be credited to the Participant’s Profit Sharing Contribution Account.

3.12.	Special Contribution of Settlement Proceeds. For the Plan Year ending in 2008, the Company will make a special contribution to any entity or entities authorized to receive such contributions under the Funding Part, on behalf of each Participant who is eligible to receive an allocation under the Plan, equal to the Participant’s allocable portion of the settlement proceeds from the Summers v. UAL Corporation ESOP Committee litigation, as determined in accordance with the settlement agreement dated as of August 16, 2005, and the allocation plan approved by the U.S. District Court for the Northern District of Illinois by its order dated November 22, 2005.

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3.13.	Roth 401(k) Contributions.

(a)	Effective January 1, 2013, pursuant to Code Section 402A, Participants may make Roth 401(k) Contributions in accordance with this Section 3.13.

(b)	A Participant who is eligible to make Elective Deferral Contributions may irrevocably designate any portion of his or her prospective Elective Deferral Contributions as Roth 401(k) Contributions; provided that such contributions are made from Earnings paid by the Company.

(c)	A Participant’s interest in his or her Roth 401(k) Contributions will at all times be fully vested and non-forfeitable.

(d)	The amount of Roth 401(k) Contributions a Participant may make under this Section 3.13 shall be determined under the rules and procedures adopted by the Plan Administrator from time to time.

(e)	Roth 401(k) Contributions shall be included in the Participant’s taxable income at the time the Participant would have received such amount if he or she had not entered into the applicable authorization, but shall otherwise be treated as Elective Deferral Contributions for all purposes of the Plan, except as otherwise specified under the rules and procedures adopted by the Plan Administrator from time to time.

(f)	For purposes of this Section 3.13, a “Roth 401(k) Contribution” shall mean an elective deferral that is designated irrevocably at the time of the deferral election as a Roth 401(k) contribution that is being made in lieu of all or a portion of the Elective Deferral Contributions the Participant is otherwise eligible to make under the Plan as described in Section 3.1. Roth 401(k) Contributions shall be treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a deferral election.

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SECTION 4: FUNDING PART

4.1.	Funding of Benefits. Funds contributed under the Plan are held and invested, until distribution, by the Trustee, in accordance with the terms of the Trust, which implements and forms a part of the Plan.

4.2.	Entities Acting Under the Funding Part. Any right, duty (including the duty to make payment of any Plan benefits) or obligation reserved to or imposed upon any entity acting under the Funding Part is in no way preempted, increased or diminished by virtue or any provision of this Plan and shall remain the sole right, duty or obligation of that entity.

4.3.	Limit of Company’s Obligation; Absence of Guaranty. All benefits payable under the Plan will be paid or provided for solely from the assets held under the Funding Part and the Company will have no liability or responsibility other than to make contributions and to perform such other duties and meet such other obligations as are herein provided. Neither the Committee nor the Company in any way guarantee the Trust Fund from loss or depreciation. The liability of the Trustee, the Company, or the Committee to make any payment under the Plan will be limited to the assets held under the Funding Part which are available for that purpose.

4.4.	No Reversion to Company. The Company has no right, title or interest in the Trust Fund, nor will any part of the Trust Fund revert or be repaid to the Company, directly or indirectly, unless:

(a)	the Internal Revenue Service initially determines that the Plan, as applied to the Company, does not meet the requirements of Code Section 401(a), in which event the contributions made to the Plan by the Company shall be returned to it;

(b)	a contribution is made by the Company by mistake of fact and such contribution is returned to the Company within one year after payment to the Trustee; or

(c)	a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Company within one year after the disallowance of the deduction.

The amount of any contribution that may be returned to the Company pursuant to paragraph (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant’s account balances to be less than the amount of such balances had the contribution not been made under the Plan. If any Elective Deferral Contributions are returned to the Company in accordance with the preceding provisions of this Section, as soon as is practicable following such return, the Company shall pay to each Participant an amount equal to that portion of such returned contribution as equals the Company’s returned contribution made on behalf of each such Participant.

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SECTION 5: INVESTMENTS AND ACCOUNTING

5.1.	Accounts. The Investment Committee will maintain an Account for each Participant. Each Account shall contain subaccounts considered necessary or desirable to accomplish the accounting provisions of the Plan, including separate accountings for

(a)	Elective Deferral Contributions,

(b)	Prior Plan Employee Contributions,

(c)	Prior Plan Company Contributions,

(d)	Pre-January 1, 1992 Account,

(e)	Post-December 31, 1991 Account,

(f)	Rollover Contributions, if any,

(g)	effective December 31, 2005, Employer Equity Distribution Account,

(h)	effective August 1, 2006, Company Contribution of Notes Proceeds Account,

(i)	effective January 1, 2006 Matching Contribution Account,

(j)	effective January 1, 2006 a Direct Contribution Account,

(k)	effective January 1, 2007, a Profit Sharing Contribution Account,

(l)	effective January 1, 2013, a Roth 401(k) Contribution Account,

and all income, losses, appreciation and depreciation on each separate accounting.

5.2.	Investment Funds. In order to allow each Participant to determine the manner in which his or her Accounts will be invested, the Trustee will maintain, within the Trust, three or more separate Investment Funds of such nature and possessing such characteristics as the Investment Committee may specify from time to time. Each Participant’s Accounts will be invested in the Investment Funds as directed by the Participant in accordance with the procedures set forth in Section 5.3. The Investment Committee may, from time to time, direct the Trustee to establish additional Investment Funds, terminate any existing Investment Fund, or substitute Investment Funds for an existing Investment Fund.

5.3.	Investment of Accounts. Prior to December 1, 2005, the Account or Accounts of a Participant will be invested solely in the Blended Income Fund unless and to the extent the Participant elects otherwise, as provided below. Effective December 1, 2005, the Account or Accounts of a Participant shall be invested in the default Investment Fund designated by the Investment Committee unless and to the extent the Participant elects otherwise, as provided below:

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(a)	As of the effective date of a Participant’s first election to make Elective Deferral Contributions or upon a Participant making a Rollover Contribution, and as of any Business Day thereafter, a Participant may elect that, in lieu of investment solely in the Blended Income Fund, the contributions credited to his or her Account for any period ending after the date as of which the election is made or the Rollover Contribution is completed, be invested (in increments that are whole multiples of one percent) in any one or more of the Investment Funds.

(b)	As of any Business Day, a Participant may elect that a percentage (equal to a whole multiple of one percent), dollar amount, or number of shares or units of the balance in his or her Account or Accounts invested in an Investment Fund, as of the NYSE Close on that Business Day (or the next Business Day if the election is received after the NYSE Close), be transferred to and invested in another Investment Fund or Funds.

(c)	Each election made under this Section 5.3 must be made in accordance with Plan Rules and will be effective at the time and in the manner provided in Plan Rules after a complete and accurate election is filed with the Investment Committee. An investment election made by a Participant in accordance with this Section will continue in effect until revoked or changed by the Participant in accordance with this Section. Participants on leave, layoff, or furlough, those whose employment is terminated, or those absent on disability may make elections in accordance with this Section. The Investment Committee will direct the Trustee as to the transfer of assets to and from Investment Funds in accordance with the elections of Participants made in accordance with this Section.

(d)	Notwithstanding any other provision of the Plan to the contrary, the Investment Committee may direct the Trustee to suspend Participant investment activity (including such activity in connection with withdrawals, loans and distributions) in any or all Investment Funds, or impose special rules or restrictions of uniform application, for a period determined by the Investment Committee to be necessary in connection with:

(i)	the establishment or termination of any Investment Fund;

(ii)	the receipt by the Trustee from, or transfer by the Trustee to, another trust of account balances in connection with an acquisition or divestiture or otherwise;

(iii)	a change of Trustee, investment manager or recordkeeper; or

(iv)	such other circumstances determined by the Investment Committee as making such suspension or special rules or restrictions necessary or appropriate.

5.4.

Transfers from Stated Return Fund to Blended Income Fund. Before a Participant may transfer all or any portion of his or her Account invested in the Stated Return Fund into the Blended Income Fund, he or she must first transfer any such amount to one or

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more of the following Investment Funds for a period of 90 days: the Balanced Fund, the U.S. Equity Index Commingled Pool, the Growth Company Fund, or the Overseas Fund. During such 90-day period, all or any portions of such amount may be transferred between or among any two or more of the four Investment Funds listed above.

5.5.	Transfers to or From the Blended Income Fund. Amounts in the Blended Income Fund may be transferred to “non-competing funds” at any time. Transfers to or from competing funds may not be made for a period of 90 days after transfer from the Blended Income Fund. Non-Competing Funds are those funds listed at Section 5.2(b), (c), (d), (e), (k), (1), (m) and (p). The 90-day restriction as applied to the UAL Stock Fund applies only to transfers from the Blended Income Fund into the UAL Stock Fund.

5.6.	Adjustment of Participant Accounts. As of each Business Day, the Investment Committee will:

(a)	First, adjust the credit balances in the portion of the Accounts of all Participants invested in each Investment Fund upward or downward, pro rata, according to the credit balances in each Investment Fund so that the total of the credit balances in each Investment Fund will equal the then “adjusted net worth” (as defined below) of that Investment Fund;

(b)	Next, allocate and credit Company contributions, if any, that are to be credited as of that date in accordance with Section 5.7;

(c)	Next, charge pro rata to each Account any expenses of administering the Plan paid from the Plan on that Business Day;

(d)	Next, charge to the proper Accounts all withdrawals, payments, or distributions made or requested since the last preceding Business Day that have not been charged previously; and

(e)	Finally, charge and credit the appropriate Accounts to reflect any exchanges or transfers between or among Investment Funds on that date.

The “adjusted net worth” of an Investment Fund as at any Business Day means the then net worth of such Fund at the NYSE Close as determined by the Trustee after making the foregoing adjustments.

5.7.	Allocation of Company Contributions. Subject to Section 3.6, as of each Business Day on which the Company contributes Elective Deferral Contributions on behalf of Participants, such contributions will be allocated and credited to the respective Elective Deferral Accounts of such Participants in accordance with each such Participant’s election to make Elective Deferral Contributions.

5.8.	Statement of Account. As soon as practicable after the last day of each calendar quarter, a statement, reflecting the condition of the Participant’s Accounts in the Trust Fund as of that date, will be provided for such Participant. No Participant, except one authorized by the Investment Committee, will have the right to inspect the records reflecting the Accounts of any other Participant.

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5.9.	Prior Plan Contributions. Before January 1, 1992, as a condition for sharing in Company contributions under the Prior Plan, eligible employees were required to make contributions under the Plan. Under the provisions of the Prior Plan, a Participant could elect to make “matched contributions” for a calendar year in an amount equal to not less than one percent nor more than six percent (in multiples of one percent) of his or her earnings paid to him or her during that year. In addition, during any period that a Participant was making the maximum matched contribution permitted, he or she could also elect to make “unmatched contributions” in an amount equal to not less than one percent nor more than four percent (in multiples of one percent) of his or her earnings paid to him or her during that year. On and after January 1, 1992, neither Participant matched nor unmatched contributions are permitted or required under the Plan. However, all such contributions made pursuant to the Prior Plan will continue to be held under the Plan which will be treated as a transferee plan under Code Section 401(a)(11) and will be subject to the provisions of the Plan; provided, however, to the extent the provisions of the Prior Plan regarding a Participant’s right to any benefit under the Prior Plan (including the form and timing of distributions of any such benefit) have not been continued by the provisions of the Plan, the provisions of the Prior Plan will apply with respect to the benefit.

5.10.	Investment in Company Securities.

Prior to December 31, 2005:

(a)	General. Notwithstanding any other provision in this Plan to be contrary, the maximum amount of Company Common Stock or any other Class of Company Securities that may be acquired by this Plan will be limited as set forth below.

(b)	Definitions. Capitalized terms not otherwise defined by this Plan will have the following meanings:

(i)	“Class of Company Securities” means the outstanding shares or principal amount of each of the following: (A) UAL Corporation Series B Preferred Stock or the depository shares representing such stock, (B) Series A Debentures due 2004 issued by the Company, and (C) Series B Debentures due 2014 issued by the Company.

(ii)	“Company Common Stock” means new UAL Stock, par value $0.01 per share.

(iii)	“Company Plans” means this Plan, any other current or future tax-qualified defined contribution plan maintained by the Company or UAL Corporation (excluding the ESOP), and any stock purchase plan maintained by the Company or UAL Corporation, together with any trusts or other funding vehicles associated with such plans. A participant in the Company Plans means any person with any account balance in any Company Plan.

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(iv)	“Effective Time” has the meaning given in the Recapitalization Agreement.

(v)	“Employee Group” means each of the following groups of employees of the Company, UAL Corporation, or their subsidiaries, together with associated former employees, Beneficiaries, and alternate payees:

(A)	the ALPA Employee Group, which means employees represented by the Air Line Pilots Association;

(B)	the IAM Employee Group, which means employees represented by the International Association of Machinists and Aerospace Workers (“IAM”);

(C)	the AFA Employee Group, which means employees represented by the Association of Flight Attendants (“AFA”); and

(D)	the Management and Salaried Employee Group, which means employees classified by the Company as Management Employees, Salaried Employees, or Meteorologist Employees and other employees who perform the functions performed by salaried and managerial, employees of the Company and UAL Corporation (including any functions that such employees will perform in the future).

(vi)	“ESOP” means the UAL Corporation Employee Stock Ownership Plan, as amended from time to time, together with its related trust(s).

(vii)	“ESOP Preferred Stocks” means the following stocks issued by UAL Corporation: the Class 1 ESOP Convertible Preferred Stock, the Class 2 ESOP Convertible Preferred Stock, the Class P ESOP Voting Junior Preferred Stock, the Class M ESOP Voting Junior Preferred Stock, and the Class S ESOP Voting Junior Preferred Stock.

(viii)	“Recapitalization Agreement” is defined in subparagraph 6.1(b)(iv)(E).

(ix)	“Restated Certificate” means the Restated Certificate of Incorporation of UAL Corporation.

(x)	“Supplemental ESOP” means the UAL Corporation Supplemental ESOP and the related trust(s).

(xi)	For the purposes of this Section 5.10, “acquire” means any net increase in the holding of the applicable securities, whether attributable to employee contributions, employer contributions, rollover contributions, investment transfers, or diversification elections made pursuant to the ESOP, any other Company Plans, or any other means.

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(c)	Limitations on Investment in Company Common Stock.

(i)	As of any day during the six-month period beginning on the Effective Time, Participants hereunder, together with any other members of the Management and Salaried Employee Group, may not acquire, in the aggregate, under this Plan and/or under any other Company Plans, more than 2% of the outstanding Company Common Stock held by persons other than the ESOP and the Supplemental ESOP (in addition to any Company Common Stock received by members of the Management and Salaried Employee Group in the reclassification, as defined in the Recapitalization Agreement). Purchases and sales of Company Common Stock will be netted at the end of each day to determine if the 2% limit is reached.

(ii)	During the six-month period beginning on the date after the period described in subparagraph (i) above and ending on the last day of the “measuring period,” as defined in Article FOURTH, Parts 2 and 3, Section 6 of the Restated Certificate, Participants may not acquire any Company Common Stock under this Plan and/or under any other Company Plans.

(iii)	At any time on or after the Effective Date, the participants in the Company Plans may not hold or acquire, in the aggregate, through this Plan and/or any other Company Plans, more than the lesser of (A) 30% of the shares of outstanding Company Common Stock held by persons other than the ESOP and the Supplemental ESOP, or (B) 20% of the aggregate number of shares of outstanding Company Common Stock, including the number of shares of Company Common Stock issuable upon conversion of the ESOP Preferred Stocks outstanding or issuable (including Available Unissued ESOP Shares, as defined in Article FIFTH, Section 1.5 of the Restated Certificate).

(iv)	Participants hereunder, together with any other members of the Management and Salaried Employee Group, may not hold or acquire, in the aggregate, through this Plan and/or any other Company Plans, more than 10% of the outstanding Company Common Stock at any time on or after the Effective Date.

(d)	Limitations of Classes of Company Securities.

(i)	At any time on or after the Effective Date, participants in the Company Plans may not hold or acquire, in the aggregate, through this Plan and/or any other Company Plans, more than 20% of any Class of Company Securities; or

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(ii)	Participants hereunder, together with any other members of the Management and Salaried Employee Group, may not hold or acquire, in the aggregate, through this Plan and/or any other Company Plans, more than 10% of any Class of Company Securities at any time on or after the Effective Date.

(e)	Administration. The Company will monitor the limitations set forth in this Section 5.10, as well as the parallel limitations set forth in other Company plans. The Company will permit acquisitions to occur in the chronological order in which they are made until such time as the acquisitions are limited by one of the foregoing rules. If the Company learns that one of the foregoing restrictions is exceeded, the Company may retroactively implement such restrictions by any reasonable means.

Effective December 31, 2005,

(a)	General. There is no limitation on the maximum amount of UAL Stock that may be acquired by the Plan.

(b)	Investment of Contributions of UAL Stock. UAL Stock that is contributed to a Participant’s Employer Equity Distribution Account pursuant to Section 3.7 will be initially invested in the UAL Stock Fund.

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SECTION 6: VESTING; DISTRIBUTION OF ACCOUNT BALANCES

6.1.	Vesting. Prior to January 1, 2006, the balance in a Participant’s Account will be fully vested and nonforfeitable at all times. Effective January 1, 2006:

(a)	A Participant is always 100% vested in his or her

(i)	Account balance on December 31, 2005 and any earnings thereon;

(ii)	Employer Equity Distribution Account;

(iii)	Company Contribution of Notes Proceeds Account;

(iv)	Elective Deferral Contributions Account;

(v)	Rollover Contributions Account;

(vi)	Profit sharing contribution account; and

(vii)	Roth 401(k) Contribution Account.

(b)	A Participant who was employed by the Company as a Covered Employee on January 1, 2006 or who was on Furlough on January 1, 2006, will be 100% vested in his or her Matching Contribution Account and his or her Direct Contribution Account.

(c)	In the event a Participant dies or attains age 65 while employed, such Participant will be 100% vested in his or her Matching Contribution Account and Direct Contribution Account.

(d)	In the event a Participant is not described in Paragraph (b) or (c), such Participant will acquire a vested interest in his or her Matching Contribution Account and Direct Contribution Account in accordance with the following schedule:

Vesting Service	Vested Percentage
1 year	33%
2 years	67%
3 or more years	100%

(e)	Loss of Service. If an employee terminates employment and experiences a Break in Service of at least five full years, then:

(i)	if the employee had a vested interest in his or her Account prior to the Break in Service,

(ii)	his or her Vesting Service completed prior to such Break in Service will be taken into account in determining his or her vested interest in his or her Matching Contribution Account and Direct Contribution Account attributable to contributions made for periods after the Break in Service, and

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(iii)	the extent of the employee’s vested interest in his or her Matching Contribution Account and Direct Contribution Account as determined under Section 6.1(e) prior to the Break in Service will not be increased by Vesting Service completed following the Break in Service; or

(iv)	if the employee had no vested interest in his or her Account prior to the Break in Service and the Break in Service equals or exceeds the employee’s service prior to the Break in Service, then the employee’s service completed prior to the Break in Service will not be taken into account for any purpose under the Plan.

(f)	Forfeiture Upon Distribution.

(i)	If a Participant receives a distribution of the entire vested balance of his or her Accounts after termination of employment with the Company and all Affiliates and before he or she incurs a Break in Service of five full years, the nonvested portions of the Participant’s Matching Contribution Account and Direct Contribution Account will, at the time of such distribution, be forfeited. A Participant who has no vested interest in any Account under the Plan when he or she terminates employment will be deemed to have received a distribution of the entire vested balance of such Accounts at the time of his or her termination of employment.

(ii)	If a Participant described in Clause (i) resumes employment as a Covered Employee and repays to the Trustee the full amount distributed, other than the portion of the distribution attributable to his or her Rollover Account balances, before the earlier of (A) five years following the date of reemployment as a Covered Employee or (B) the date on which he or she incurs a Break in Service of five full years following the distribution, then, the amount of any forfeitures will be restored to the Participant’s Matching Contribution Account and Direct Contribution Account, unadjusted for interest or any change in value occurring after the distribution. Such restoration will be made from forfeitures that arise for the Plan Year for which such restoration is to be made. To the extent such forfeitures are insufficient for such purpose, the Employer with whom the Participant was last employed as a Covered Employee will contribute the amount required to restore the Account. A Participant described in the last sentence of Clause (i) who is reemployed before incurring a Break in Service of five full years following the date of his or her termination of employment will be deemed to have repaid his or her deemed distribution upon his or her reemployment as a Covered Employee.

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(g)	Other Forfeitures.

(i)	Except as provided in Paragraph (e), the nonvested portions of a Participant’s Matching Contribution Account and Direct Contribution Account will continue to be held in a separate subaccount of such Account until the Participant incurs a Break in Service of five full years, at which time the subaccount balance will be forfeited. If the Participant resumes employment with the Company or an Affiliate prior to incurring a Break in Service of five full years, such subaccount will be disregarded and the balance will be included in his or her Matching Contribution Account and the Direct Contribution Account.

(ii)	A Participant’s vested interest in his or her Matching Contribution Account and Direct Contribution Account balances following a resumption of employment in accordance with Clause (i) at any given time will not be less than the amount “X” determined by the formula: X = P(AB + (R x D)) - (R x D), where P is the Participant’s vested percentage at the time of determination; AB is the Matching Contribution Account and Direct Contribution Account balances at the time of determination; D is the amount of the distribution; and R is the ratio of the Matching Contribution Account and Direct Contribution Account balance at the time of determination, to the subaccount balance immediately following the distribution.

(h)	Application of Forfeitures. Forfeitures occurring in a Plan Year will first be applied to restore the Accounts of Participants as provided in Paragraph (f)(ii). Any remaining forfeitures will be used to reduce the Employer’s contributions for the Plan Year in which the forfeiture occurs or to pay reasonable expenses of administering the Plan.

6.2.	Form of Distribution.

(a)	Subject to Sections 6.4 and 6.5, upon a Participant’s Termination of Employment, the balance in his or her Account or Accounts as of such Termination of Employment will be distributed to or for the benefit of the Participant, or, in the case of his or her death, to or for the benefit of his or her Beneficiary, by one or a combination of the following methods:

(i)	by payment in a lump sum;

(ii)

by the purchase of an immediate non-transferable annuity from a life insurance company selected by the Committee providing an annuity benefit in any form elected by the Participant that is available from such life insurance company and that is available under the Flight Attendant Defined Benefit Pension Plan; provided that, effective for Plan Years beginning on or after January 1, 2009, to the extent required under Code Section 417(a)(1)(A) and in accordance with rules established by the Plan Administrator, a Participant shall be permitted to elect a “qualified optional survivor annuity” (as defined in Code Section 417(g)) that

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provides a reduced monthly annuity benefit for the Participant’s life with a survivor annuity for the life of the Participant’s Spouse that is 75% of the monthly annuity benefit payable during the joint lives of the Participant and the Spouse;

(iii)	by equal monthly, quarterly or annual periodic distributions in a dollar amount specified by the Participant in accordance with Plan Rules. Each periodic distribution will be made pro rata from all Investment Funds except for the UAL Stock Fund, which will be paid only after the Participant’s interests in all other Investment Funds are exhausted. A Participant’s request to initiate, change, or stop periodic distributions will be made on submission of a written form available from the recordkeeper and is subject to the requirement of Section 6.5. If it is an initial distribution, it must be sent to the Committee; otherwise it must be sent directly to the recordkeeper; or

(iv)	by payment of a distribution of a portion of the Participant’s Accounts in a single sum. The Participant must designate the amount of the distribution to be made, which may be no less than “$100” in lieu thereof.

(b)	Subject to Sections 6.5 and 6.6, a Participant or, if his or her Termination of Employment occurs on account of the Participant’s death, his or her Beneficiary, may elect, in accordance with Plan Rules, distribution in any of the foregoing methods. Such an election must be signed by the Participant or his or her Beneficiary and filed with the Committee in accordance with Plan Rules. Each election of an annuity form of payment pursuant to paragraph (a)(ii) above will contain such information as the Committee may require to determine the amount of the Participant’s or Beneficiary’s elected form of monthly benefit. If a Participant’s benefit will be paid in a form other than an annuity or a lump sum, the Participant may designate the Investment Funds from which the distribution will be made. In the absence of such election, distribution shall be made pro-rata from each Investment Fund.

(c)	If a Participant elects a distribution of less than his or her entire Account the distribution will be made from his or her Accounts in the following order:

(i)	Pre-1987 Employee after-tax contributions;

(ii)	Pro-rata amounts of post-1986 Employee after-tax contributions and earnings in both pre-1987 and post-1986 Employee after-tax contributions;

(iii)	Elective Deferral Contributions and earnings thereon;

(iv)	Rollover Contributions and earnings thereon;

(v)	Prior to August 1, 2006, Company Contributions and earnings thereon, and effective August 1, 2006, Prior Plan Company Contributions and earnings thereon;

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(vi)	Effective August 1, 2006, Contributions to the Employer Equity Distributions Account, if any;

(vii)	Effective August 1, 2006, Company Contributions of Notes Proceeds, if any, and earnings thereon;

(viii)	Effective August 1, 2006 but prior to January 1, 2006, any other Company Contributions and earnings thereon, and effective January 1, 2006, Matching Contributions, to the extent vested as of the date of such distribution;

(ix)	effective January 1, 2006 Direct Contributions, to the extent vested as of the date of such distribution;

(x)	Effective January 1, 2007, Profit Sharing Contributions, if any, and earnings thereon.

(d)	A Participant who elects a partial distribution may thereafter elect additional partial distributions of his or her Account balance (but may elect no more than one partial distribution in a 12 month period) or may elect that the balance of his or her Accounts be paid in a form described at paragraph (a)(i), (ii) or (iii). In the case of a Participant who elects a periodic distribution (described in paragraph (a)(iii)), such distributions will be made over the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary, as elected by the Participant in accordance with Plan Rules. The periodic distribution amount shall be increased to the extent, and at such times, as necessary to satisfy the minimum distribution rules of Code Section 401(a)(9). An election to receive benefits in a form described at paragraph (a)(i), (ii) or (iii) shall apply to the entire balance in the Participant’s Accounts at the time of the election, provided, however, that a Participant who elects a form of distribution described at paragraph (a)(iii), above, may, subject to the spousal consent requirements of Section 6.5 elect to cease receiving periodic distributions and receive another distribution method in accordance with the foregoing.

(e)	With respect to distributions made on or after December 1, 2001, the Plan will apply the minimum distribution requirements of Code Sec. 401(a)(9) in accordance with the regulations under Code Sec. 401(a)(9) that were proposed in January, 2001, notwithstanding any provision of the Plan to the contrary, until the effective date of final regulations or such other date specified in guidance published by the IRS.

(f)	With respect to distributions made after December 31, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with Section 6.15.

(g)	Effective December 31, 2005, a distribution from the Participant’s Employer Equity Distribution Account that is invested in the UAL Stock Fund will be distributed in kind at the direction of the Participant and in accordance with Plan Rules.

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6.3.	Distribution Following Death.

(a)	If a Participant dies after payment of his or her benefits has begun, the remaining portion of such benefits must be distributed over a period not exceeding the period over which payments were being made to the Participant.

(b)	If a Participant dies before payment of his or her benefits has begun, his or her benefits must be distributed to his or her Beneficiary over a period not exceeding the greatest of: (i) five years from the death of the Participant; (ii) in the case of payments to a designated Beneficiary other than the Participant’s Spouse, the life expectancy of such Beneficiary, provided payments begin within one year of the Participant’s death; or (iii) in the case of payments to the Participant’s Spouse, the life expectancy of such Spouse, provided payments begin by the date the Participant would have attained age 70 1⁄2. The life expectancy of a Participant, his or her Spouse, or his or her designated Beneficiary will be determined in accordance with Code Section 401(a)(9).

(c)	Notwithstanding the foregoing, the rules of Section 6.2(e) shall apply to distributions under this Section 6.3 which are made on or after December 1, 2001.

(d)	Notwithstanding the foregoing, with respect to distributions made after December 31, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with Section 6.15.

6.4.	Commencement of Distribution. Except as provided below in this Section and Section 6.5, payment of the balances in a Participant’s Accounts will be made (or payments will commence) within a reasonable time after his or her Termination of Employment, but not later than 60 days after (i) the end of the Plan Year in which such date occurs, or (ii) such later date on which the amount of the payment can be ascertained by the Committee.

(a)	Consent Requirement. Notwithstanding the foregoing or the other provisions of this Section 6, if the total nonforfeitable balances in the Participant’s Accounts is greater than $3,500, to the extent required by law, no distribution of such balances will be made before the earlier of the date of the Participant’s death or the date the Participant attains age 65 years, unless the Participant and his or her Spouse, if any, and if required by Section 6.5, otherwise consent. Such consent will be obtained in writing within ninety (90) days prior to a Participant’s Annuity Starting Date. The foregoing is amended effective for distributions beginning on or after March 28, 2005, by changing “$3,500” to “$1,000” where it appears.

(b)

Notice. The Committee will provide notice to those Participants subject to the consent rule of this paragraph (a) of the right to defer any distributions until the Participant’s Account balance is no longer immediately distributable (earlier of Participant’s death or attainment of age 65). Such notice shall be provided to the Participant and the Participant’s Spouse, if any, no less than 30 days and no more

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than 90 days before the Participant’s Annuity Starting Date. With respect to any amounts that are not subject to Section 6.5, distribution may commence less than 30 days but at least seven days after the notice is given provided that:

(i)	the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider (1) if applicable, the decision of whether or not to elect to commence distributions (and, if applicable, a particular distribution option), and (2) if applicable, the decision of whether to elect a direct rollover; and

(ii)	the Participant after receiving the notice, affirmatively elects a distribution.

(c)	Deferral Right. A Participant who has terminated employment, and whose nonforfeitable Account balances are greater than $3,500, may make a written election in accordance with Plan Rules to defer commencement of the distribution of his or her benefits to a date not later than the earlier to occur of the April 1 following the end of the calendar year in which such Participant attains age 70 1⁄2 or the date of his or her death. The foregoing is amended effective for distributions beginning on or after March 28, 2005, by changing “$3,500” to “$1,000” where it appears.

(d)	Required Benefit Commencement Date. Distribution of the balances in a Participant’s Accounts will be made (or payments will commence) not later than April 1 of the calendar year next following the later of the calendar year in which the Participant attains age 70 1⁄2, or the calendar year in which the Participant terminates employment. Such payments must be made not less frequently than annually and must be in amounts not less than the amounts necessary to satisfy the minimum distribution rules of Code Section 401(a)(9). For purposes of applying the rules of this paragraph, if the Participant is a “5-percent owner” within the meaning of Code Section 416, then he or she will be deemed to have terminated employment upon attaining age 70 1⁄2.

6.5.	Annuity Requirement.

(a)	Notwithstanding any provision of Sections 6.2 and 6.8, payment of benefits from Pre-January 1, 1992 Accounts under this Section 6 shall be made in the form of an immediate Qualified Joint and Survivor Annuity unless, before such date, the Participant elects in writing not to have such benefits paid by such method and, if the Participant is married on his or her Annuity Starting Date, his or her Spouse (to whom he or she is married on the day payment of benefits is to begin) consents to such election in the manner described below.

(b)	The provisions of this Section 6.5 shall also apply to a Participant’s Post-December 31, 1991 Accounts if the Participant elects an annuity form of payment for such amount.

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(c)	The Committee will furnish each Participant who has a Pre-January 1, 1992 Account or who has elected an annuity form of payment for his or her Post-December 31, 1991 Account, with a written explanation (“Notice”) of: the terms and conditions of the Qualified Joint and Survivor Annuity method of payment; the Participant’s right to make, and the effect of making, an election not to have his or her benefits paid by such method; the requirement, if the Participant is married, of spousal consent to such an election; a general description of the material features and the relative values, of the optional forms of benefits available under the Plan; and the Participant’s right to make, and the effect of making, a revocation of such election. Such Notice shall be provided to the Participant and his or her Spouse, if any, not more than 90 days nor less than 30 days before his or her Annuity Starting Date. Any such election or revocation thereof must be in writing on a form provided by the Committee and signed by the Participant. The election may be revoked by the Participant without his or her Spouse’s consent at any time during the 90-day period ending on the Participant’s Annuity Starting Date. An election not to have his or her pre-January 1, 1992 Accounts paid in the form of a Qualified Joint and Survivor Annuity will be effective only if the Participant, and Spouse, if required, consent to the election in writing and such consent acknowledges the effect of the election and the Spouse’s signature, if any, is witnessed by a notary public.

(d)	If a Participant elects a distribution in the periodic form described at Section 6.2(a)(iii) above, his or her Annuity Starting Date shall be the first day of the first period for which a periodic distribution is made. If his or her Spouse consents to the payment of his or her benefit in such periodic form in accordance with paragraph (c), above, no spousal consent to subsequent periodic distributions in the form and amount elected is required. If a Participant requests a partial distribution, the distribution shall be made in the form of a Qualified Joint and Survivor Annuity unless the Participant waives such form and his or her Spouse, if any, consents to such waiver all in accordance with the foregoing provisions of this Section 6.5. The balance of the Participant’s Accounts remaining after such partial distribution shall remain subject to the requirements of this Section 6.5 and 6.6.

6.6.	Spouse’s Benefits. Notwithstanding anything contained in the Plan to the contrary except Section 6.5, the following provisions of this Section 6.6 will apply in the case of the death of a married Participant who has a Pre-January 1, 1992 Account:

(a)	Qualified Pre-Retirement Survivor Annuity. If a Participant (prior to January 1, 2006, who was married for at least one year on the date of his or her death) dies before his or her Annuity Starting Date with respect to the balances in his or her Pre-January 1, 1992 Accounts under the Plan, (or if a Participant has elected that payment of his or her Post-December 31, 1991 Accounts be paid in the form of an annuity) all or part of the balances in such Accounts (and Post-December 31, 1991 Accounts if applicable) will be distributed to his or her Surviving Spouse in the form of a Qualified Pre-Retirement Survivor Annuity unless such Spouse has waived the right to such annuity under paragraph (c) below.

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(b)	Surviving Spouse. For the purposes of this Section 6.6 only, a Participant’s “Surviving Spouse” means the Spouse to whom the Participant was married at the earlier of the date of his or her death or the date payment of the net credit balances in his or her Accounts commenced, and who is living at the date of the Participant’s death (prior to January 1, 2006, provided that he or she was married to such spouse for at least one year).

(c)	Waiver of Qualified Pre-Retirement Survivor Annuity. By a writing filed with the Committee, a Participant may elect to waive the Qualified Pre-Retirement Survivor Annuity at any time during the period beginning on the later of: (i) the earlier of the first thy of the Plan Year in which the Participant attains age 35 years or the date the Participant’s employment is terminated, or (ii) the Participant’s date of hire, and ending on the earlier of the date benefit payments to the Participant commence or the date of the Participant’s death. An election under this Section will not be effective unless the Participant’s Spouse consents to the election in writing, which consent acknowledges the effect of the Participant’s election and is witnessed by a notary public. The Committee will provide each Participant during the Participant’s “Notice Period” (as defined below) with a written explanation of the terms and conditions of the Qualified Pre-Retirement Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Pre-Retirement Survivor Annuity; the requirement of spousal consent to such a waiver; and the Participant’s right to make, and the effect of, a revocation of such a waiver. A Participant’s “Notice Period” means one of the following periods as applies in his or her case:

(i)	The period beginning on the first day of the Plan Year in which the Participant attains age 32 years and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35 years.

(ii)	If the Participant is hired after he or she has attained age 32 years, the three-year period beginning on the first day of the first Plan Year for which he or she is a Participant.

(iii)	If the Participant terminates employment before attaining age 32 years, the one-year period beginning on the date his or her employment terminates.

Any waiver of the Qualified Pre-Retirement Survivor Annuity made prior to the Participant’s 35th birthday shall become invalid upon the Participant’s attainment of age 35. If the Participant does not want the Qualified Pre-Retirement Survivor Annuity, he or she must again waive such coverage upon attainment of age 35.

(d)	Payment. Payment of the Surviving Spouse’s benefits under this Section 6.6 will commence as of the first day of the month coincident with or next following the date of the Participant’s death and will end with the month in which the Participant’s Surviving Spouse dies; provided that the Surviving Spouse may elect to commence payment of the Qualified Pre-Retirement Survivor Annuity, as of any month after the Participant’s death, but no later than the month in which Participant would have attained age 65.

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(e)	Election by Surviving Spouse. A Participant’s Surviving Spouse may consent to the distribution to the Participant’s Beneficiary of any benefits otherwise payable to such Surviving Spouse upon the death of the Participant. Such an election will be effective only if it is in writing, acknowledges the effect of the consent and is witnessed by a notary public. If a Participant’s Surviving Spouse makes a written consent under this paragraph (e), or if there is no Surviving Spouse at the date of the Participant’s death, any benefits payable under the Plan upon the Participant’s death will be distributed to the Participant’s Beneficiary as provided elsewhere in this Section 6.

6.7.	In-Service Plan Distributions.

(a)	A Participant who has attained 59 1⁄2 years may elect at any time to withdraw all or a portion of his or her vested Account. Each such election shall be made in accordance with Plan Rules and shall be effective in the manner and at the time specified in Plan Rules following receipt by the Plan Administrator of a complete and accurate election. Distribution of any withdrawal in accordance with this Section will be made in a lump sum and taken pro rata from the Participant’s vested Account.

(b)	Subject to Section 6.5, a Participant may elect to withdraw from his or her Prior Plan Employee Contribution Account an amount that is not less than $200 (or the balance in that Account if less) and not greater than the amount credited to that Account as of the date of withdrawal. Any request for a withdrawal in accordance with this Section must be made in accordance with Plan Rules and will be distributed as soon as practicable after a complete and accurate request is received by the Committee. Such withdrawals will be paid first from the Participant’s Pre-January 1, 1987 contributions, next from Post-December 31, 1986 contributions together with a pro rata portion of any income or appreciation thereon, and last from the income or appreciation on Pre-January 1, 1987 contributions.

(c)	Prior to August 1, 2006, a Participant may, from time to time, apply to the Committee for, and the Committee, in its sole discretion, may, in a uniform and nondiscriminatory manner in accordance with applicable Treasury Regulations, cause a distribution to be made from such Participant’s Elective Deferral Contribution Account (other than any income or appreciation credited to that Account) for reasons of financial hardship in accordance with Section 6.8. Effective August 1, 2006, a Participant may, from time to time, apply to the Committee for, and the Committee, in its sole discretion, may, in a uniform and nondiscriminatory and in accordance with applicable Treasury Regulations, cause a distribution to be made for reasons of financial hardship in accordance with Section 6.8.

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(d)	Effective January 1, 2009, pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008, a Participant who is on active military duty for a period of more than 30 days may thereafter elect to withdraw all or a portion of his or her Elective Deferral Contributions. Each such election shall be made in accordance with Plan Rules and shall be effective in the manner and at the time specified in Plan Rules following receipt by the Plan Administrator of a complete and accurate election. Distribution of any withdrawal in accordance with this Section will be made in a lump sum and taken from the Participant’s Elective Deferral Contributions Account. If a Participant receives a distribution under this Section 6.7(d), then such Participant’s election to make Elective Deferral Contributions will be suspended for six (6) months after the receipt of such distribution.

6.8.	Distribution on Account of Financial Hardship.

(a)	Hardship Distributions. Distribution of Elective Deferrals (but not earnings thereon) may be made to a Participant in the event of financial hardship. For this purpose, financial hardship is defined as an immediate and heavy financial need of the Participant where such distribution is necessary to meet such need because the Participant lacks other available resources. An “immediate” need is one arising within three months after the hardship application is filed. A “heavy” need is judged on the magnitude of the need compared to the Participant’s ability to meet the need. To qualify for a hardship distribution, a Participant must (i) file a written application therefor in a form acceptable to the Plan Administrator and receive approval for such a distribution, (ii) have received all distributions (other than the requested hardship distribution) and all non-taxable loans currently available under all plans, including this Plan, maintained by the Company and (iii) satisfy the additional requirements of this Section 6.8 as set forth below. A financial hardship distribution will be made in the form of a single, lump sum payment.

(b)	Special Rules.

(i)	The following financial needs are automatically considered immediate and heavy:

(A)	deductible medical expenses (within the meaning of Code Section 213(d)) of the Participant or the Participant’s spouse, children, or dependents (as defined in Code Section 152);

(B)	the purchase (excluding mortgage payments) of a principal residence for the Participant;

(C)	payment of tuition (plus related educational fees, and room and board expenses) for the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents (as defined in Code Section 152); or

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(D)	the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence.

(ii)	A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if the distribution does not exceed the immediate and heavy need (including taxes and penalties imposed on the distribution amount) and if (A) or (B) is true:

(A)	The Participant submits a signed statement in a form acceptable to the Committee representing that the need cannot be satisfied in any of the following ways.

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	liquidation of the Participant’s assets (including those of his or her spouse and minor children), to the extent the liquidation would not in itself cause an immediate and heavy financial need;

(3)	by discontinuing Elective Deferral Contributions to the Plan; or

(4)	by other distributions or loans to the Participant or his or her spouse from other Company plans or plans of any other past or present employer, or by borrowing through a commercial loan on reasonable terms (such as a United Airlines Employees’ Credit Union loan).

(B)	All of the following conditions are met:

(1)	The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

(2)	The Participant has received all distributions (other than the requested hardship distribution) and all non-taxable loans currently available under all plans maintained by the Company; and

(3)	Effective for hardship distributions made on or after September 17, 2001, the Participant, once the hardship distribution is approved, will be prohibited from making pre- or after-tax contributions to all qualified and non-qualified deferred compensation plans (including deferred bonus, stock option, and employee stock purchase plans, but not including welfare plans such as medical or life insurance) for at least six (6) months.

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(c)	Effective December 31, 2005 but prior to August 1, 2006, distributions on account of financial hardship may be made from the Participant’s Employer Equity Distribution Account in accordance with the rules of this Section 6.8. Effective August 1, 2006, notwithstanding any portion of this Section 6.8 to the contrary, distributions for reasons of financial hardship made in accordance with Section 6.7(c) and this Section 6.8 may be made from the following Accounts of the Participant pro rata:

(i)	Elective Deferral Contribution Account (other than any income or appreciation credited to that Account);

(ii)	effective December 31, 2005, Employer Equity Distribution Account;

(iii)	effective August 1, 2006, Company Contribution of Notes Proceeds Account;

(iv)	effective January 1, 2006, Matching Contribution Account and/or the Participant’s Direct Contribution Account, provided that the Account from which the distribution is made is fully vested at the time of such distribution;

(v)	effective January 1, 2007, Profit Sharing Contribution Account.

6.9.	Designation of Beneficiary.

(a)	Subject to Sections 6.3 and 6.5, each Participant from time to time, by signing a form furnished by the Committee, may designate a person or persons or entity (who may be designated concurrently, contingently, or successively) to whom his or her benefits are to be paid if he or she dies before he or she receives all of his or her benefits. A Beneficiary designation form will be effective only when the form is filed with the Committee while the Participant is alive and will cancel all Beneficiary designation forms previously filed by the Participant with the Committee. If a deceased Participant failed to designate a Beneficiary as provided above, or if his or her designated Beneficiary disclaims benefits under the Plan, or if the designated Beneficiary dies before the Participant or before complete payment of the Participant’s benefits, the Plan Administrator shall direct the Trustee to pay the Participant’s benefits to the first class of the following classes of Beneficiaries then surviving in equal shares if there are more than one in each class:

(i)	Participant’s Surviving Spouse,

(ii)	Participant’s surviving children then living, per capita, and

(iii)	the Participant’s estate.

(b)	For this purpose, “per stirpes” means in equal shares among living children and the issue of deceased children, the latter taking by right of representation and “issue” means all persons who are descended from the person referred to, either by legitimate birth or legal adoption.

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(c)	If a Participant designates a Beneficiary other than such Participant’s Spouse to receive his or her Accounts in the event of his or her death, such designation shall not take effect unless:

(1)	The Participant’s Spouse consents in writing to the Beneficiary designation (or form of benefits); that designation may not be changed without spousal consent (unless the consent of the Spouse expressly permits designations by the Participant without the requirement of further consent by the Spouse); and such consent acknowledges the effect of such election and is witnessed by a Notary Public; or

(2)	It is established by the Participant in writing to the satisfaction of the Committee that the consent required under subparagraph (1) may not be obtained because there is no Spouse; because the Spouse cannot be located; or because of such other circumstances provided by regulations issued under the Code.

Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse.

(d)	Effective December 1, 2006, notwithstanding any provision of this Section to the contrary, effective as of the date specified by the Plan Administrator, any beneficiary designation form filed prior to such date that was not filed with Fidelity Investments, the Plan’s record-keeper, in accordance with the rules prescribed by the Plan Administrator shall be considered void and be of no effect. The Plan Administrator shall provide notice to each affected Participant at least 30 days prior to such date and shall permit each such Participant to file a new beneficiary designation form with the Plan’s record-keeper in accordance with rules prescribed by the Plan Administrator.

6.10.	Missing Participants or Beneficiaries. In the event the Committee, after reasonable, good faith effort, is unable to locate a Participant or Beneficiary who is entitled to a payment and the Participant or Beneficiary fails to claim his or her benefits or make his or her whereabouts known to the Committee within three years after such efforts to locate the Participant or Beneficiary, the Account will be forfeited and the forfeited amount will be applied toward the amount of future Company contributions under Section 3.1. The forfeited amount will be restored to the Accounts from which the amount was forfeited, unadjusted for interest or any change in value occurring after the forfeiture, upon the Participant’s or Beneficiary’s claim for the benefit. If other forfeitures are not available to restore the Accounts, the Company will contribute to the Plan the amount required to restore the Accounts.

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6.11.	Payments to Minors and Other Persons Under Legal Disability. When a person entitled to benefits under the Plan is a minor or is under a legal disability, or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to pay the benefits to such person’s legal representative or to a relative or friend of such person for such person’s benefit, or the Committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence will be a full and complete discharge of any liability for such payment under the Plan.

6.12.	Small Amounts. Notwithstanding any other provision of this Section 6 (including Sections 6.5 and 6.6) if a Participant’s Account balance payable under the Plan, or the value of the Qualified Pre-Retirement Survivor Annuity payable to the Participant’s Surviving Spouse upon his or her death, does not exceed $3,500, the Committee, shall pay such balance or value to the Participant (or, Surviving Spouse, as the case may be) in a lump sum upon such Participant’s Termination of Employment or death. The foregoing is amended effective for distributions beginning on or after March 28, 2005, by changing “$3,500” to “$1,000” where it appears.

6.13.	Direct Rollover. To the extent required under the applicable provisions of Code Section 401(a)(31), any Participant, the Surviving Spouse of a Participant and any Spouse or former Spouse who is an alternate payee under a qualified domestic relations order receiving an “eligible rollover distribution” from the Plan (as defined in Code Section 401(a)(31)), may direct the Committee to transfer such distributable amount, or a portion thereof, to an “eligible retirement plan” (as defined in Code Section 401(a)(31)), as a direct rollover, in accordance with Plan Rules. In no event may the amount transferred to an eligible retirement plan be less than $500 or the entire amount of the distribution if less. Effective for distributions made after December 31, 2001, an “eligible retirement plan” will also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. Effective January 1, 2008, an “eligible retirement plan” will also include a Roth individual retirement account described in Code Section 408A. The definition of “eligible retirement plan” will also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). No amount that is distributed on account of hardship will be an “eligible rollover distribution,” and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. A portion of a distribution will not fail to be an “eligible rollover distribution” merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. Notwithstanding the foregoing provisions of this Section 6.13, effective January 1, 2009, with respect to any distribution made to a Beneficiary who is a “designated beneficiary” (as defined by Code Section 401(a)(9)(E)) and who is not the Participant’s Surviving Spouse, such Beneficiary may elect a direct trustee-to-trustee transfer of the eligible portion of such distribution in accordance with Code Section 402(c)(11).

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6.14.	Interests Not Transferable; Qualified Domestic Relations Orders.

(a)	The interests of persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily anticipated, assigned, alienated, or subjected to attachment, garnishment, levy, execution, or any other legal or equitable process except as may be required by the tax withholding provisions of the Code or any state’s income tax act or by a qualified domestic relations order (“QDRO”) as defined in Code Section 414(p) or ERISA Section 206(d)(3). A Participant’s interest in the Plan may be assigned in whole or in part to an alternate payee pursuant to a domestic relations order the Committee determines qualifies as a QDRO.

(b)	Notwithstanding anything to the contrary in the Plan, an order will not be approved as a QDRO if:

(i)	it provides that an alternate payee is to have an irrevocable interest in a Participant’s benefit before the date that the benefit assigned to the alternate payee is paid to the alternate payee;

(ii)	it provides that an alternate payee may name a death beneficiary or alternate beneficiary of the benefit assigned to the alternate payee; or

(iii)	it provides for anything contrary to the terms of the Plan, the terms of ERISA Section 206(d)(3), or the terms of Code Section 414(p).

(c)	If any portion of a Participant’s Account is assigned to an alternate payee at an earlier time but, under the terms of the QDRO, may not be paid to the alternate payee until a substantially later time, then such portion will be segregated into a separate account and initially invested as directed in the Blended Income Fund, subject to the alternate payee’s right to direct the investment of such account in the same manner as a Participant under Section 5. Any subsequent payment to the alternate payee or his or her Beneficiary will include the amount segregated and any earnings thereon.

(d)	If a separate account is established for the benefit of the alternate payee and the alternate payee dies before receiving the entire distribution due to the alternate payee under the QDRO, the unpaid benefit will be paid to the alternate payee’s Beneficiary determined under Section 6.9 by treating the alternate payee in the same manner as a Participant.

(e)	If a Participant receives a distribution of the balance in all of his or her Accounts, then the alternate payee will also be paid any remaining balance due under the QDRO.

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(f)	Contrary provisions of any QDRO notwithstanding, no payment to an alternate payee will exceed the balance in the Participant’s Accounts, determined as of the time the payment to the alternate payee is made.

(g)	Notwithstanding any restrictions on the time of distribution which would otherwise apply under this Plan, distributions with respect to a QDRO may be made at any time required by the order.

(h)	To the extent specified in any QDRO, a Participant’s former spouse will be treated as his or her continued legal spouse for the purposes of this Plan.

6.15.	Minimum Distribution Requirement.

(a)	General Rules.

(i)	Effective Date. The provisions of this Section 6.15 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(iii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(b)	Definitions.

Designated Beneficiary. The “Designated Beneficiary” is the individual who is designated as the Beneficiary under Section 6.10 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9)-1, Q&A-4.

Distribution Calendar Year. A “Distribution Calendar Year” is the calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.15(c)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

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Life Expectancy. “Life Expectancy” means the life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

Participant’s Account Balance. The “Participant’s Account Balance” is the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

Required Beginning Date. “Required Beginning Date” means the date specified in Section 6.4(d) of the Plan.

(c)	Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(B)	If there is a Designated Beneficiary, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. This paragraph will apply to all distributions, subject to the Designated Beneficiary’s right to elect to receive distributions over his or her life expectancy under Section 6.15(c)(iv) below.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

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(D)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 6.15(c)(ii), other than paragraph (A) above, will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.15(c)(ii) and Section 6.15(e), unless paragraph (D) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If paragraph (D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under paragraph (A) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under paragraph (A) above, the date distributions are considered to begin is the date distributions actually commence.

(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 6.15(d) and (e). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(iv)	Election to Allow Beneficiaries to Elect 5-Year Rule. Beneficiaries may elect on an individual basis whether the 5-year rule in Section 6.15(c)(ii) or the life expectancy rule in this Section 6.15(c)(iv) and Section 6.15(e)(ii) of the Plan applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 6.15(c)(ii) of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Section 6.l5(c)(ii) and Section 6.15(e)(ii) of the Plan. A Designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

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(d)	Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.15(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death

(e)	Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)

If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining life

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expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, and the Designated Beneficiary elects to receive distributions over his or her life expectancy, then the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.15(e)(i).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 6.15(c)(ii)(A), this Section 6.15(e)(ii) will apply as if the Surviving Spouse were the Participant.

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(f)	Special Relief for 2009. Notwithstanding the foregoing provisions of this Section 6.15, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the participant’s designated Beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence (or to modify their existing distribution elections in accordance with the terms of the Plan and applicable law).

Pursuant to Code Section 401(a)(9)(H)(ii)(II), if the 5-year rule for post-death distributions described in Code Section 401(a)(9)(B)(ii) applies with respect to required minimum distributions to a Participant’s Designated Beneficiary under the Plan, such 5-year period shall be determined without regard to 2009.

Any distributions pursuant to this Section 6.15 to terminated Participants or Beneficiaries that include 2009 RMDs may not be rolled over back into the Plan. In addition, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

6.16	Plan Transfers.

(a)	Transfer from the Plan. If the employee classification of a Participant under this Plan is changed while he or she is an employee of the Company (or other Affiliate) or upon his or her reemployment with the Company (or other Affiliate) and as a result the Participant becomes covered under another defined contribution plan qualified under Code Section 401(a) and maintained for employees in his or her new employee classification, then the Participant’s Account will be transferred to such other defined contribution plan, if specifically permitted by such plan, provided that following the transfer such Account balance will continue to be subject to all of the requirements (including vesting), limitations and options (including all distribution rights) relating to such Account under this Plan.

(b)

Transfer to the Plan. If an employee of the Company who is a participant in another defined contribution plan qualified under Code Section 401(a) becomes a Participant hereunder by reason of a change in his or her employee classification while he or she is an employee of the Company (or other Affiliate) or upon his or

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her reemployment with the Company (or other Affiliate), then, as soon as practicable following the date he or she becomes a Participant, such employee’s account balance under such other defined contribution plan, if specifically required by such plan, will be transferred to this Plan, provided that following the transfer such account will continue to be subject to all of the requirements (including vesting), limitations and options (including all distribution rights) of such other defined contribution plan. Such transferred amounts will be invested as provided under Section 5.

(c)	Code section 411(d)(6) Protected Benefits. No transfer under this Section 6.16 shall reduce or eliminate any benefit protected under Code Section 411(d)(6) determined immediately prior to the transfer and the Plan Administrator shall administer and interpret the Plan consistent with this requirement.

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SECTION 7: PLAN LOANS.

7.1.	Loan Provisions. Plan Loans are provided under this Plan in accordance with the provisions of Supplement A.

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SECTION 8: PLAN ADMINISTRATION

Prior to June 28, 2004, this Section 8 shall read as follows:

8.1.	Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee. The Committee shall be the “plan administrator” as described in Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

8.2.	Membership and Authority of Committee. The Committee shall consist of one or more persons appointed by the Board of Directors of the Company. The Members of the Committee shall be the “Named Fiduciaries” (as described in Section 402 of ERISA) under the Plan. Except as otherwise specifically provided in this Section 8, in controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then Members by meeting or by writing filed without meeting and shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

(a)	To adopt, amend, and rescind such rules, procedures and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan.

(b)	To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee.

(c)	To determine, in its sole discretion, all questions arising under the Plan, including, but not limited to, the power to determine the rights or eligibility of employees or Participants and their Beneficiaries and their respective benefits, to recoup any benefits to which a Participant or his or her Beneficiary are not entitled, to interpret the provisions of the Plan and to remedy ambiguities, inconsistencies, or omissions.

(d)	To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

(e)	To direct all payments of benefits under the Plan.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

8.3.	Delegation By Committee. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may employ agents and counsel (who may also be employed by or represent the Company) and to delegate to them or to individual Committee members such powers as the Committee deems desirable. Any such delegation shall be in writing and shall reflect the unanimous action of the Committee members then acting. The writing contemplated by the foregoing sentence shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate.

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8.4.	Uniform Rules. In managing the Plan, the Committee will uniformly apply rules and regulations adopted by it to all Participants similarly situated.

8.5.	Information to be Furnished to Committee. The Company shall furnish the Committee such data and information as may be required. The records of the Company as to an employee’s or Participant’s period of employment, termination of employment and the reason therefor, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

8.6.	Committee’s Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

8.7.	Exercise of Committee’s Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants in the Plan and their beneficiaries, and:

(a)	For the exclusive purpose of:

(i)	providing benefits to Plan Participants and other persons entitled to benefits under the Plan; and

(ii)	defraying reasonable expenses of administering the Plan;

(b)	And with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

8.8.	Remuneration and Expenses. No remuneration shall be paid to any Committee member as such. However, the reasonable expenses of a Committee member incurred in the performance of a Committee function shall be reimbursed by the Company in such proportions as the Company decides.

8.9.	Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten days’ advance written notice to the Company and the other Committee members. The Company may remove a Committee member by giving advance written notice to him, and the other Committee members.

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8.10.	Appointment of Successor Committee Members. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

8.11.	Interested Committee Member. A Committee member may not decide or determine any matter or question concerning his or her own benefits under the Plan or as to how they are to be paid to him or her unless such decision could be made by him or her under the Plan if he or she were not a Committee member.

8.12.	Notices. Except as otherwise specifically provided in the Plan, any notice or document relating to the Plan required to be given to or filed with the Committee shall be considered to be properly given or filed if delivered to the Company’s Pension Department (WHQTE), 1200 East Algonquin Road, Elk Grove Township, Illinois, or mailed by registered mail, postage prepaid, to the Company’s Pension Department (WHQTE), in care of the Company, at P. 0. Box 66100, Chicago, Illinois 60666.

8.13.	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.14.	Action by Company. Any action required or permitted to be taken by the Company under the Plan shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors.

Effective June 28, 2004, this Section 8 shall read as follows:

8.1	Plan Administrator. The authority to control and manage the operation and administration of the Plan is vested in the Company. The Company is the ‘Plan Administrator’ as described in Section 3(16)(A) of ERISA. The Company shall be the ‘Named Fiduciary’ (as described in Section 402 of ERISA) under the Plan. Except in cases where the Plan expressly requires action on behalf of the Company be taken by its board of directors, action on behalf of the Company may be taken by any person or persons, or committee, to whom responsibilities for the operation and administration of the Plan are delegated by the Company, provided action of such person, persons or committee shall be within the scope of such delegation.

8.2	Committee Membership and Authority. The Company may, in its discretion, appoint a committee to act as agent of the Company in performing the duties of Plan Administrator. In such case, the committee will consist of one or more persons appointed by the board of directors of the Company and shall be subject to the following:

(a)	The committee shall act by a majority of its then members by meeting or by writing filed without meeting.

(b)	A committee member may resign at any time by giving ten days’ advance written notice to the Company and the other committee members. The Company may remove a committee member by giving advance written notice to him or her and the other committee members.

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(c)	The Company may fill any vacancy in the membership of the committee and shall give prompt written notice thereof to the other committee members. While there is a vacancy in the membership of the committee, the remaining committee members shall have the same powers as the full committee until the vacancy is filled.

(d)	A certificate of either the secretary to the committee or a majority of the members of the committee that the committee has taken or authorized any action will be conclusive in favor of any person relying on the certificate.

8.3	Powers and Duties of Plan Administrator. Subject to the provisions of Section 9 of the Plan, the Plan Administrator shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

(a)	To adopt, amend and rescind such rules, procedures and regulations as, in its opinion, may be necessary or advisable for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan.

(b)	To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Plan Administrator.

(c)	To determine, in its sole discretion, all questions arising under the Plan, including, but not limited to, the power to determine the rights or eligibility of employees or Participants and their Beneficiaries and their respective benefits, to recoup any benefits to which a Participant or his or her Beneficiary are not entitled, to interpret the provisions of the Plan and to remedy ambiguities, inconsistencies or omissions.

(d)	To maintain and keep adequate records concerning the Plan and concerning the Plan Administrator’s proceedings and acts in such form and detail as the Plan Administrator may decide.

(e)	To direct all payments of benefits under the Plan.

8.4	Delegation By Plan Administrator. In exercising its authority to control and manage the operation and administration of the Plan, the Plan Administrator may employ agents and counsel (who may also be employed by or represent the Company) and may delegate to them or to other individuals such powers as the Plan Administrator deems desirable. Any such delegation shall be in writing and shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate, as well as the authority of the delegate to perform such functions and duties.

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8.5	Uniform Rules. In managing the Plan, the Plan Administrator will uniformly apply rules and regulations adopted by it to all Participants similarly situated.

8.6	Plan Administrator’s Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Plan Administrator made by the Plan Administrator in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Plan Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

8.7	Information to be Furnished to Plan Administrator. The Company shall furnish the Plan Administrator with such data and information as may be required. The records of the Company as to an employee’s or Participant’s period of employment, termination of employment and the reason therefor, leave of absence, reemployment and earnings will be the basis for administering the Plan and will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable to administer the Plan.

8.8	Exercise of Plan Administrator’s Duties. Notwithstanding any other provisions of the Plan, the Plan Administrator shall discharge its duties hereunder solely in the interests of the Participants in the Plan and their beneficiaries, and:

(a)	for the exclusive purpose of:

(i)	providing benefits to the Plan Participants and other persons entitled to benefits under the Plan; and

(ii)	defraying reasonable expenses of administering the Plan; and

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

8.9	Remuneration and Expenses. No remuneration shall be paid to any employee of the Company as such. However, the reasonable expenses of the Plan Administrator incurred in the performance of a Plan administration function shall be paid from the Trust Fund to the extent not reimbursed by the Company.

8.10	Notices. Except as otherwise specifically provided in the Plan, any notice or document relating to the Plan required to be given to or filed with:

(a)	the Company or the Plan Administrator shall be considered to be properly given or filed if delivered to the Company’s Pension Program Department (WHQTE), 1200 East Algonquin Road, Elk Grove Township, Illinois 60007, or mailed by registered mail, postage prepaid, to the Company’s Pension Program Department (WHQTE), in care of the Company, at P.O. Box 66100, Chicago, Illinois 60666;

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(b)	an entity acting under the Funding Part, shall be given or filed in accordance with the provisions of the applicable document or documents constituting the Funding Part.

8.11	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it on behalf of the Plan considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.12	Reliance. The Company, its officers and directors, the members of the Retirement Board, and the members of any committee will be entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed entity acting under the Funding Part, actuary and/or accountant and upon all opinions given by any duly appointed legal counsel and/or investment counsel.

8.13	Top-Heavy Provisions. The special rules of Code Section 416 applicable to “top-heavy” plans do not apply to the Plan pursuant to Code Section 416(i)(4).

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SECTION 9: CLAIMS PROCEDURE AND RETIREMENT BOARD

9.1.	Filing of a Benefit Claim. Claims with respect to Plan benefits must be filed promptly and in the manner described in Section 8.12. A Participant or other person who files a claim for a Plan benefit is referred to as a “Claimant” in this Section 9.

9.2.	Denial of a Benefit Claim. If a benefit claim is wholly or partially denied, notice of the denial will be furnished to the Claimant, within a reasonable period of time after receipt of the claim by WHQTE, setting forth:

(a)	The specific reason or reasons for the denial;

(b)	Specific reference to pertinent Plan provisions on which the denial is based;

(c)	A description of any additional material or information necessary for the claimant to perfect the claim, if any, and an explanation of why such material or information is necessary; and

(d)	An explanation of the review procedures described in Sections 9.3 through 9.4.

If a denial notice has not been furnished and the claim has not been acted on within 90 days (180 days if extended) after the claim is filed, the Participant may proceed to request a review under Section 9.3. This 90 day period may be extended by up to an additional 90 days if circumstances beyond the Committee’s control so require and if notice of such extension is given to the claimant within the 90 day period following the filing of the claim.

9.3.	Request for Review. Upon receipt of a denial notice, a Claimant, or the authorized representative thereof, may review the documents underlying such claim and on which the denial was based. Within 60 days following the date of notice of denial of a claim, a Claimant, or the authorized representative thereof, may, by writing properly filed as provided in Section 8.12, request review of such denial. If the Claimant’s request for review relates to participation in and benefits under the Plan such request for review will be made to the Retirement Board pursuant to the provisions of Section 9.4(b). All other requests for review will be made to the Committee. The request must state the reasons the Claimant believes the denial is in error and the Claimant may, within 30 days of filing such request, submit written issues and comments to the Retirement Board or the Committee, as applicable. The Committee or the Retirement Board may for good cause, grant extensions of the filing times specified in this Section 9.3.

9.4.	Review by Committee or Retirement Board.

(a)

The Committee will review the claim denials which are not subject to review by the Retirement Board under Section 9.4(b) and, after consultation with such persons as the Committee deems appropriate, will render a decision to the Claimant, or the authorized representative thereof. This decision will be made not later than 60 days following receipt of the request for review, unless special circumstances require an extension of time for processing. Notice of such

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extension will be given to the Claimant within 60 days of the receipt of the request for review, and a decision will be rendered as soon as possible, but not later than 120 days following receipt of the request for review. If a decision is not made within such 60 day period (or 120 day period, if extended), the Participant may treat the claim review as denied. Except as may be otherwise required by law, the decision of the Committee will be final and binding on all parties.

(b)	The Retirement Board has the exclusive power to hear and determine all disputes, under the procedures hereinafter provided, arising out of the application or interpretation of the Plan concerning participation in and benefits under the Plan with power to sustain, reverse, alter, modify or amend any decision giving rise to such disputes.

(i)	The jurisdiction of the Retirement Board will be limited to all disputes which may arise out of the interpretation or application of the Plan concerning the participation in or benefits under the Plan, and such jurisdiction will be exclusive. Such disputes may be submitted to the Retirement Board either by the Association, the Committee, a Flight Attendant, a Participant or any person claiming under a Flight Attendant or Participant.

(ii)	The Retirement Board will establish rules of procedure for the conduct of its business and of hearings before it, which rules will not be inconsistent with the provisions of this Section 9.4(b).

(iii)	The Retirement Board will act at a meeting or by the written consent of the members without a meeting.

(iv)	A meeting of the Retirement Board may be called by any two members on 30 days’ advance written notice to the other members or without notice if called by mutual agreement of the members. Meetings of the Retirement Board will be held at the Company’s World Headquarters office unless otherwise agreed to by the members. Three members of the Retirement Board will constitute a quorum for the transaction of business. All resolutions passed or other actions taken by the Retirement Board at a meeting or by written consent will be by the affirmative vote or agreement of not fewer than three members. Unless otherwise specified in this Plan or in rules unanimously adopted by the members of the Retirement Board, a majority of the votes cast on an issue will control. At all Retirement Board meetings, Company members present will be entitled to one such vote each, and Association members present will be entitled to one vote each. If at any such meeting, two Company members are not present, the Company member present may cast two votes. Similarly, if at any such meeting two Association members are not present, the Association member present may cast two votes.

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9-2

(v)	The Claimant may request an oral argument. After receiving the written issues and comments submitted by a Claimant and any request for an oral hearing, the Retirement Board will review them and, after such consultation with the Claimant and such other persons as the Retirement Board deems appropriate, will advise the Claimant whether an oral hearing will be scheduled.

(vi)	Hearings will be held at the Company’s executive offices in Elk Grove Township, Illinois, unless the Retirement Board, by a majority vote, otherwise determines.

(vii)	Whether or not a hearing will be held, the Retirement Board will render a decision to the Claimant not later than 60 days following receipt of the appeal, unless special circumstances require an extension of time for processing, and notice of such extension is given to the Claimant within 60 days of receipt of the appeal, in which case a decision will be rendered as soon as possible, but not later than 120 days following receipt of a request for review of a claim, and if not made within such time limit, the Participant may treat the claim review as denied.

(viii)	The Retirement Board will have the right to review the following in connection with the Plan:

(A)	All data that is necessary and pertinent to the claim being considered by the Retirement Board; and

(B)	Such other data as is necessary and pertinent to the discharge of the duties of the Retirement Board as described in Section 9.4(b).

(ix)	If the Retirement Board deadlocks in the case of any dispute properly before it, the Committee and the Association will, within ten days after notice of such deadlock, agree upon an impartial referee. If the parties fail to agree upon the selection of a mutually acceptable referee, the Company or the Association will request the National Mediation Board to select a referee, preferably a person with knowledge of pension plans. When an impartial referee is selected, the Retirement Board will become a five member board to break the deadlock and for all further action of the Retirement Board with respect to the dispute until the final decision is made in the dispute. The impartial referee will act as the Chairperson of the Retirement Board during the proceedings pertaining to such dispute.

(x)	Except as may be otherwise required by law, the decision of the Retirement Board, as constituted, will be final and binding upon all parties, including the Association, the Company, the Committee, the Trustee, a Flight Attendant, a Participant and any other person claiming under a Flight Attendant or Participant.

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9-3

(xi)	The Retirement Board will not have jurisdiction or power to add to or subtract from the Plan of any amendments thereto.

(xii)	No ruling or decision of the Retirement Board in one case will create a basis for a retroactive adjustment in any prior case.

9.5.	Retirement Board.

(a)	Membership. The Retirement Board will consist of two persons appointed by the Association and two persons appointed by the Company. The Association will select an alternate who may act for either of the two persons appointed by the Association in the event of absence, or inability to act of one of such members. The Committee will likewise select an alternate who may act for either of the two persons appointed to the Retirement Board by the Committee.

(b)	Officers. The Retirement Board will select from among its members a Chairperson and a Secretary (who may, but need not be, a member) who will serve for a period of one year or until their respective successors are chosen, if later. The Chairperson of the Retirement Board will be alternated, in one-year terms, between a member appointed by the Association and a member appointed by the Committee. The certificate of either the Secretary to the Retirement Board or a majority of the members of the Retirement Board that the Retirement Board has taken or authorized any action will be conclusive in favor of any person relying on the certificate.

(c)	Fiduciary Standards. Notwithstanding any other provisions of the Plan, the Retirement Board will discharge its duties hereunder solely in the interests of the Participants in the Plan and their beneficiaries, and:

(i)	for the exclusive purpose of (A) providing benefits to Participants and other persons entitled to benefits under the Plan, and (B) defraying reasonable expenses of administering the Plan;

(ii)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

(d)	Reimbursement and Expenses of Retirement Board Members. No compensation will be paid to a Retirement Board member as such. The travel and other reasonable expenses incurred by a member as a result of her or his attendance at meetings of the Retirement Board will be reimbursed by the Company in the case of members appointed by the Committee and by the Association in the case of members appointed by it. The members of the Retirement Board appointed by the Association, at the expense of the Association, and members of the Retirement Board appointed by the Committee, at the expense of the Company, may employ outside consultants who may attend any meeting of the Retirement Board and have access to all data necessary and pertinent to such meeting.

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9-4

(e)	Record of Actions. The Retirement Board will keep a record of all of its proceedings and will keep or cause to be kept all such books, accounts, records or other data as may be necessary or advisable in its judgment.

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Conformed Restatement (January 1, 2013)	January 1, 2002

9-5

SECTION 10: AMENDMENT AND TERMINATION

10.1.	Amendment. While the Company expects and intends to continue the Plan, the Company reserves the right to amend the Plan from time to time with approval of the Association, except as follows:

(a)	The duties and liabilities of the Committee cannot be changed substantially without its consent;

(b)	No amendment may reduce the value of a Participant’s benefits to less than the amount he or she would have been entitled to receive if he or she had resigned from the employ of the Company on the date of the amendment; and

(c)	Except as provided in Section 4.4 under no condition may an amendment result in the return or repayment to the Company of any part of the Trust Fund or the income from it or result in the distribution of the Trust Fund for the benefit of anyone other than persons entitled to benefits under the Plan.

(d)	Any amendment to the Plan shall be submitted to the Association 30 days in advance of its adoption by the Company.

10.2.	Termination. The Plan will terminate on the first to occur of the following:

(a)	The date it is terminated by the Company with approval of the Association.

(b)	The date that the Company is judicially declared bankrupt or insolvent.

(c)	The dissolution, merger, consolidation, or reorganization of the Company, or the sale by the Company of all or substantially all of its assets, except that in any such event, if required by applicable law or private agreement, arrangements may be made whereby the Plan will be continued by any successor to the Company or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for the Company under the Plan and any trust agreements or other funding vehicles.

Notwithstanding any other provision of the Plan to the contrary, upon a full or partial termination of the Plan, an affected Participant’s right to his or her Account shall be one hundred percent (100%) nonforfeitable.

10.3.	Distribution on Termination. If, on termination or partial termination of the Plan, a Participant remains an employee of the Company or an Affiliate, the amount of his or her benefits will be retained in the Trust Fund until his or her Termination of Employment and then will be paid to him or her in accordance with the applicable provisions of Section 6; provided, however, the Committee, in accordance with applicable Treasury Regulations, may direct the Trustee to distribute to each Participant the entire balance of his or her Accounts. If the Participant’s Termination of Employment is coincident with the termination of the Plan, his or her benefits will be paid to him or her in a lump sum, subject to the provisions of Section 6.5.

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10-1

10.4.	Notice of Amendment or Termination. Participants will be notified of an amendment to or termination of the Plan as required by law.

10.5.	Plan Merger, Consolidation, Etc. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant’s benefits measured as if the Plan had terminated immediately after such merger, consolidation, or transfer will be equal to or greater than the benefits he or she would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

10.6.	Vesting Upon Termination, Partial Termination or Discontinuance of Contributions. Upon the termination of the Plan or upon the complete discontinuance of contributions, the Accounts of each affected Participant will vest in full. Upon a partial termination of the Plan, the Accounts of each Participant as to whom the Plan has been partially terminated will vest in full.

10.7.	ESOP Transfers for Certain Current and Former Employees. An employee or former employee’s account balance under the trust related to the terminated UAL Corporation Employee Stock Ownership Plan may be transferred to this Plan in accordance with uniform procedures adopted by the Plan Administrator from time to time. Any such transferred amounts will be invested as provided under Section 5 and, in the case of any missing Participant or Beneficiary, will be subject to Section 6.10.

IN WITNESS WHEREOF, the Company has caused this conformed restatement to be executed on its behalf this              day of January, 2013.

UNITED AIR LINES, INC.

By:
Name:
Title:

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Conformed Restatement (January 1, 2013)	January 1, 2002

10-2

SUPPLEMENT A

PLAN LOANS

A-1. Purpose and Effect. The purpose of this Supplement A to the United Airlines Flight Attendant 401(k) Plan is to reflect the applicable provisions of the Plan relating to Plan Loans, as agreed to by and between the Company and the Association pursuant to the terms of the collective bargaining agreement ratified on October 1, 1997 and executed on December 3, 1997, the following Plan loan provisions became effective April 1, 1998.

A-2. Loans to Participants. The Committee, upon application by a Participant who is an employee of the Company or who is a “party in interest” with respect to the Plan (as such term is defined in section 3(14) of ERISA), may authorize a loan to be made to the Participant from his or her vested Accounts held in the Trust Fund, subject to the further provisions of this Supplement A. A Participant’s loan application must be made in accordance with Plan Rules.

A-3. Amount of Loan; Number of Loans.

(a)	No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him or her under this Plan and under any other qualified retirement plans maintained by the Company or an Affiliate would exceed $50,000, reduced by the excess, if any, of:

(i)	the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made; over

(ii)	the outstanding balance of loans from the plans to the Participant on the date on which such loan is made.

(b)	No loan shall be made to a Participant if the aggregate amount of that loan and the outstanding balance of any other loans to the Participant from the Plan would exceed one-half of the total vested balance of the Participant’s Accounts under the Plan as of the date the loan is made.

(c)	The Participant may not have outstanding at one time more than two loans.

A-4. Order of Depletion of Accounts for Loans. Prior to December 31, 2005, each loan to a Participant shall be charged against the Participant’s Elective Deferral Reduction Contribution Account and shall be charged against each Investment Fund in which his or her Account is invested in the same ratio as the value of his or her interest in such Fund with respect to such Account bears to the total of all his or her interest in that Account. A loan application fee, if any, charged by the Trustee or another third party will be charged against the Participant’s Accounts in the same order.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Supp. A-1

Effective December 31, 2005 but prior to August 1, 2006, each loan to a Participant shall be charged first against the Participant’s Elective Deferral Reduction Account and then the Employer Equity Distribution Account, and shall be charged against each Investment Fund (other than the UAL Stock Fund) in which his or her Account is invested in the same ratio as the value of his or her interest in such Fund with respect to such Account bears to the total of all his or her interest in that Account. A loan application fee, if any, charged by the Trustee or another third party will be charged against the Participant’s Accounts in the same order.

Effective August 1, 2006, each loan to a Participant shall be charged first against the Participant’s Elective Deferral Account, then against the Participant’s Employer Equity Distribution Account, then against the Participant’s Company Contribution of Notes Proceeds Account, and then against all other Company Contribution Accounts of the Participant if any. The proceeds for a loan shall be charged against each Investment Fund (other than the UAL Stock Fund or the Fidelity BrokerageLink) in which the Participant’s Account is invested in the same ratio as the value of his or her interest in such Fund with respect to such Account bears to the total of all his or her interest in that Account. Amounts invested in the UAL Stock Fund or the Fidelity BrokerageLink must be transferred to another Investment Fund to be available to fund a Participant’s loan. A loan application fee, if any, charged by the Trustee or another third party will be charged against the Participant’s Accounts in the same order.

Effective January 1, 2006, each loan to a Participant shall be charged first against the Participant’s Elective Deferral Account, then the Participant’s Matching Contribution Account, next the Participant’s Direct Contribution Account, next the Participant’s Employer Equity Distribution Account, next the Participant’s Company Contributions of Notes Proceeds Account (effective August 1, 2006), and then against all other Company Contribution Accounts of the Participant, if any. The proceeds for a loan shall be charged against each Investment Fund (other than the UAL Stock Fund or the Fidelity BrokerageLink) in which the Participant’s Account is invested in the same ratio as the value of his or her interest in such Fund with respect to such Account bears to the total of all his or her interest in that Account. Amounts invested in the UAL Stock Fund or the Fidelity BrokerageLink must be transferred to another Investment Fund to be available to fund a Participant’s loan. A loan application fee, if any, charged by the Trustee or another third party will be charged against the Participant’s Accounts in the same order.

Effective January 1, 2007, each loan to a Participant shall be charged on a pro rata basis against the Participant’s Elective Deferral Account, the Participant’s Rollover Contribution Account, the Participant’s Matching Contribution Account, the Participant’s Direct Contribution Account, the Participant’s Employer Equity Distribution Account, the Participant’s Company Contributions of Notes Proceeds Account, the Participant’s Profit Sharing Contribution Account, and all other Company Contribution Accounts of the Participant, if any. The proceeds for a loan shall be charged against each Investment Fund (other than the UAL Stock Fund or the Fidelity BrokerageLink) in which the Participant’s Account is invested in the same ratio as the value of his or her interest in such Fund with respect to such Account bears to the total of all his or her interest in that Account. Amounts invested in the UAL Stock Fund or the Fidelity BrokerageLink must be transferred to another Investment Fund to be available to fund a Participant’s loan. A loan application fee, if any, charged by the Trustee or another third party will be charged against the Participant’s Accounts in the same order.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Supp. A-2

A-5. Promissory Note; Security for Loan; Terms of Repayment.

(a) Each loan shall be evidenced by a written note providing for:

(1) a reasonable repayment period of not more than 5 years from the date of the loan (or such longer period as the Committee may permit for a loan used to acquire a dwelling which, within a reasonable period of time, will be used as the Participant’s principal residence);

(2) a reasonable rate of interest;

(3) substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly; and

(4) such other terms and conditions as Plan Rules prescribe.

(b) Promissory notes shall be held by the Trustee.

(c) Payments of principal and interest to the Trustee with respect to any loan to a Participant:

(1) shall reduce the outstanding balance with respect to that loan;

(2) shall be credited to the Participant’s Elective Deferral Contribution Account; and

(3) shall be invested in the Investment Funds in accordance with his or her current investment directions.

(d) A Participant’s obligation to repay a loan (or loans) from the Plan shall be secured by the Participant’s vested interest in the Plan.

(e) Generally, loan repayments will be made by payroll deductions for each payroll period. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by check or other form of payment as the recordkeeper may permit. In addition, to the extent permitted under applicable law, loan repayments will continue during a Participant’s bankruptcy, unless a court of competent jurisdiction orders the Plan to cease such repayments and a copy of such order is provided to the Plan Administrator.

(f) The loan may be prepaid in full at any time without penalty.

(g) Any loan to a Participant shall become immediately due and payable upon his or her Termination of Employment with the Company if he or she does not continue to be a party in interest to the Plan after such termination. For purposes of the preceding sentence, a Participant who is on furlough will not be deemed to have incurred a Termination of Employment if the Plan first receives notification from the Employer on or after December 18, 2009 of such furlough status. Notwithstanding any other provision of the Plan to the contrary, if the outstanding

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Conformed Restatement (January 1, 2013)	January 1, 2002

Supp. A-3

balance of principal and interest on any loan is not paid at the expiration of its term or upon acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant’s vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under the terms of the Plan. If necessary to satisfy the entire outstanding obligation, such application of the Participant’s vested interest may be executed in a series of actions as amounts credited to the Participant’s Account become distributable.

(h) If distribution is to be made to a Beneficiary, any outstanding promissory note of the Participant shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Participant immediately prior to commencement of distribution to the Beneficiary.

(i) If a Participant takes an illness leave of absence authorized by the Company and if the leave is unpaid or the Participant’s pay during the leave (after income and employment tax withholdings) is not sufficient to pay the installments when due, a default will not occur during the period of the leave, but only for a period up to the first anniversary of the date the leave began. If a failure to pay installments on a loan during an illness leave of absence does not result in a default, the outstanding principal and interest under the Participant’s note will be reamortized over the remaining term of the Note.

A-6. Administration.

(d)	The Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest, which shall be communicated to Participants in writing.

(e)	Plan Rules may specify other terms and conditions as may be necessary or desirable for the administration of loans under this Supplement.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Supp. A-4

UNITED AIRLINES

FLIGHT ATTENDANT 401(k) PLAN

2002 RESTATEMENT

Exhibit A – Special Effective Dates

The following Plan provisions are effective prior to the Restatement Date:

Definitions

Effective for Plan Years beginning on or after January 1, 1997, the family aggregation rules ceased to apply in determining Earnings, Highly Compensated Employees and the Actual Deferral Percentage Test.

The definition of “Highly Compensated Employee” in Section 1.4 is effective for Plan Years beginning on or after January 1, 1997.

The definition of “Leased Employee” in Section 1.4 is effective for Plan Years beginning on or after January 1, 1997.

The definition of “Section 415 Wages” in Section 1.4 of the Plan is generally effective for Limitation Years beginning on or after January 1, 1998. Effective for Limitation Years beginning on or after January 1, 2001, Section 415 Wages includes amounts that are not included in the gross income of the employee by reason of Code Section 132(f)(4).

ADP Testing

The Actual Deferral Percentage Test under Section 3.2(a) was applied using the prior year testing method or the current year testing method as follows:

Plan Year	Method
12/1/97 – 11/30/98	current year
12/1/98 – 11/30/99	prior year
12/1/99 – 11/30/00	prior year
12/1/00 – 11/30/01	prior year
12/1/01 – 12/31/01	prior year

Aggregate Defined Contributions/Defined Benefit Plan Limitation

The combined benefit limitation of Section 5.4 of the Prior Plan for a Participant in both a defined benefit pension plan and defined contribution plan of the Company and its Affiliates, as described in Code Section 415(e), ceased to be effective under the Plan for Limitation Years beginning on and after January 1, 2000.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. A

Distributions

Effective on and after January 1, 1997, the required beginning date and timing of distribution was changed for non-5% owners to April 1 following the later of (i) the year the employee attains age 70 1⁄2, or (ii) the year in which the employee experiences a Termination of Employment.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. A

Exhibit B

UAL Corporation

Employee Stock Distribution Plan

SECTION 1: PLAN PURPOSE.

1.1.	General. In connection with the reorganization under Chapter 11 of the United States Bankruptcy Code of UAL Corporation (the “Company”) and its Affiliates (collectively “United”), United employees have agreed to relinquish contractual rights, to reduce their pay rates and to change their work rules as part of the reorganization process in order to reduce costs and improve the Company’s financial position. The purpose of this Employee Stock Distribution Plan (the “Plan”) is to establish the terms for issuing and allocating shares of common stock of the Company that are to be distributed to or on behalf of employees or former employees of United pursuant to the Company’s reorganization plan.

1.2.	Collective Bargaining. As it relates to Qualified Employees who are in the class or craft of employees covered by a collective bargaining agreement with United pursuant to which the Employer has agreed to provide such Qualified Employees with participation in a profit sharing bonus plan, this Plan is maintained pursuant to such agreement.

1.3.	Effective Date. The Plan will be effective upon the effective date of the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

1.4.	Definitions. Unless otherwise specified, the capitalized terms under the Plan have the meanings given below:

Board. “Board” means the Board of Directors of the Company.

Cause. “Cause” means (i) dishonesty, fraud, embezzlement, or material and deliberate injury or attempted injury, in each case related to the Employer or any affiliate or its businesses, (ii) unlawful or criminal activity of a serious nature that in the reasonable opinion of the Committee, is likely to have an adverse effect on the Employer, any affiliate or its reputation, (iii) any willful and deliberate breach of a duty or habitual neglect of duty, or (iv) any breach of any confidentiality, non-compete or non-solicitation agreement with the Employer or any affiliate, provided, in the case of a Collective Bargaining Employee, such basis for termination of employment is considered “cause” justifying termination under the applicable collective bargaining agreement.

Code. “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

Collective Bargaining Employee. “Collective Bargaining Employee” means an employee who (i) is in the class or craft of employees subject to the provisions of a collective bargaining agreement between the Employer and the representative of such class or craft of employees, and (ii) is on the Employer’s United States payroll.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. B

Committee. “Committee” means the Human Resources Subcommittee of the Board or such other committee appointed by the Board to exercise the powers and perform the duties assigned to the Human Resources Subcommittee under this Plan.

Company. “Company” means UAL Corporation.

Disability. “Disability” means the Employee has been determined to be disabled under the Employer’s long-term disability plan in which such Employee participates or by the Company pursuant to Plan Rules.

Employee Group. “Employee Group” means one of the groups of Qualified Employees described in Section II.A.

Employer. “Employer” means the Company, United Air Lines, Inc., Mileage Plus, Inc., Ameniti Travel Clubs, Inc., and UAL Loyalty Services, Inc.

ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended, including any related regulations.

Foreign Plan. “Foreign Plan” means an individual account, tax-favored savings plan maintained by the Company on behalf of certain Qualified Employees in the AFA Group who are domiciled outside of the United States and not subject to U.S. federal income taxation.

Furlough. “Furlough” means a Qualified Employee’s termination of employment with the Employer in connection with which such Qualified Employee has reemployment rights, or is classified by the Employer as on “furlough status,” or, in the case of a Collective Bargaining Employee, such other employment action as may be defined as a “furlough” in the applicable collective bargaining agreement.

Pilot Seniority List. “Pilot Seniority List” means the United Airlines pilot system seniority list as of May 1, 2003.

Plan Rules. “Plan Rules” means rules, procedures, policies or practices established by the Company (or the Committee) with respect to the administration of the Plan, which need not be reflected in a written instrument and may be changed at any time without notice.

Plan Year. “Plan Year” means the 12-month period that corresponds to the Company’s fiscal year.

Qualified AMFA Employee. “Qualified AMFA Employee” means an individual employed on or after May 1, 2003 by an Employer who, on December 31, 2005, or earlier death, Disability, Retirement or termination of employment, was in the class or craft of employees covered by the mechanics collective bargaining agreement between United and the Aircraft Mechanics Fraternal Association (“AMFA”), other than an employee who was terminated for Cause and not reinstated prior to the first distribution made under this Plan.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. B

Qualified Employee. “Qualified Employee” means an employee who is a Qualified Flight Attendant Employee, Qualified Pilot Employee, Qualified SAM Employee, Qualified AMFA Employee, Qualified IAM Employee, Qualified PAFCA Employee or Qualified TWU Employee.

Qualified Flight Attendant Employee. “Qualified Flight Attendant Employee” mean an employee of an Employer who, on December 30, 2005, or earlier termination of employment, was in the class or craft of employees covered by the collective bargaining agreement between United and the Association of Flight Attendants (“AFA”), other than an employee whose employment terminated on account of his or her death, Retirement, voluntary termination or termination for Cause, and who was on the Flight Attendant seniority list on December 30, 2005.

Qualified IAM Employee. “Qualified IAM Employee” means an individual employed by an Employer on or after May 1, 2003 who, on December 31, 2005, or earlier death, Disability, Retirement or termination of employment, was in the class or craft of employees covered by the security officers, food service, ramp and stores, fleet technical instructors and related employees, maintenance instructors or public contact collective bargaining agreements between United and the International Association of Machinists and Aerospace Workers, District 141 (“IAM”), other than an employee who voluntarily terminated employment or who was terminated for Cause.

Qualified PAFCA Employee. “Qualified PAFCA Employee” means an individual employed by an Employer on or after May 1, 2003 who, on December 31, 2005, or earlier death, Disability, Retirement or termination of employment, was in the class or craft of employees covered by the collective bargaining agreement between the Company and the Professional Airline Flight Control Association (“PAFCA”), other than an employee who was terminated for Cause.

Qualified Pilot Employee. “Qualified Pilot Employee” means any pilot who was on the Pilot Seniority List, excluding any “management pilot” or “flight management employee” who, as of December 31, 2005, was in a “J-Level” job classification or higher and is a Qualified SAM Employee. In addition, the four pilots who died in connection with the terrorist attacks on September 11, 2001 shall be treated as Qualified Pilot Employees and, for purposes of the distribution of Shares allocable to the ALPA Group pursuant to Exhibit B, shall be treated as though they were continuously in the active service of the Employer through December 31, 2009.

Qualified Plan. “Qualified Plan” means the individual account retirement plan, intended to be qualified under Section 401 of the Code, that is maintained for the benefit of a Qualified Employee.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. B

Qualified SAM Employee. “Qualified SAM Employee” means an individual who was employed by the Employer on December 31, 2005, or who was on Furlough on December 31, 2005 and who on December 31, 2005 (or earlier termination) was (i) classified (on other than a temporary reclassification basis) by the Employer as a “management employee” (including a “management pilot” or “flight management employee” who, on December 31, 2005 was in a “J-Level” job classification or higher) or a “salaried employee”, (ii) employed for an indefinite period (whether full-time or part-time), (iii) employed in an Employer established job classification not covered by a collective bargaining agreement, and (iv) on the Employer’s U.S. payroll.

Qualified TWU Employee. “Qualified TWU Employee” means an individual employed by an Employer on or after May 1, 2003 who, on December 31, 2005, or earlier death, Disability, Retirement or termination of employment, was in the class or craft of employees covered by the collective bargaining agreement between United and the Transport Workers Union of America (“TWUA”), other than an employee who was terminated for Cause.

Retirement. “Retirement” means the Qualified Employee has retired in accordance with the Employer’s employment policies and regulations.

Shares. “Shares” means the shares of common stock of the Company to be issued on behalf of the Employee Groups described in Section II.B pursuant to the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Wages. “Wages” shall include the items listed in Appendix A as included in Wages. Wages will include compensation not paid as a result of an earnings reduction election made by the Qualified Employee under a Code Sec. 125 cafeteria plan or under any qualified cash or deferred arrangement under Code Sec. 401(k). “Wages” will not include the items of compensation or other payments listed in Appendix A as excluded from Wages.

SECTION 2: PARTICIPATION.

2.1.	Employee Groups. Based on an individual’s classification as either a Qualified Flight Attendant Employee, a Qualified Pilot Employee, a Qualified AMFA Employee, a Qualified IAM Employee, a Qualified PAFCA Employee, a Qualified SAM Employee or a Qualified TWU Employee, such individual will be assigned to one of the following Employee Groups:

1.	AFA Group. The AFA Group includes all Qualified Flight Attendant Employees.

2.	ALPA Group. The ALPA Group includes all Qualified Pilot Employees.

3.	AMFA Group. The AMFA Group includes all Qualified AMFA Employees.

4.	IAM Group. The IAM Group includes all Qualified IAM Employees.

5.	PAFCA Group. The PAFCA Group includes all Qualified PAFCA Employees.

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Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. B

6.	SAM Group. The SAM Group includes all Qualified SAM Employees.

7.	TWU Group. The TWU Group includes all Qualified TWU Employees.

2.2.	Employee Classifications. The designation of an individual as an employee of an Employer within the meaning of the Plan, or as a person who is not an employee of an Employer or as being within a particular employee classification will be conclusive for all purposes of this Plan. For purposes of this Plan, a temporary reclassification or special assignment will be disregarded for purposes of determining a Qualified Employee’s classification. No reclassification of an individual as an employee of an Employer, whether by judicial or administrative action or otherwise, will be effective to qualify the individual as a Qualified Employee under this Plan except as the Company agrees, and no reclassification will be given retroactive effect, except as the Company agrees.

SECTION 3: DISTRIBUTION AND ALLOCATION OF SHARES.

3.1.	Allocation. Shares will be allocated to each Employee Group in accordance with the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Act. Each individual assigned to an Employee Group will be entitled to receive his or her percentage allocation of the Shares allocated to such Employee Group based on the allocation formula for such Employee Group set forth in the applicable Exhibit attached hereto.

3.2.	Distribution.

(a)	Time of Distribution. Distributions will be made in accordance with the Company’s approved plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.

(b)	Contribution to Qualified Plan or Foreign Plan. To the extent allowed by limitations imposed by law on contributions to the Employer’s Qualified Plan or Foreign Plan and allocations thereunder for the benefit of a Qualified Employee, the Employer will contribute the Shares allocable to a Qualified Employee to the Qualified Plan or Foreign Plan for the benefit of such Qualified Employee. In the event Shares are contributed to a Qualified Plan or Foreign Plan for the benefit of a Qualified Employee but cannot subsequently be allocated to such Qualified Employee’s account under the Qualified Plan or Foreign Plan, the Qualified Employee will receive a direct distribution of cash in lieu of such Shares.

(c)	Direct Distribution. To the extent that the Employer is unable to contribute Shares to a Qualified Plan or a Foreign Plan for the benefit of a Qualified Employee, such Shares shall be distributed directly to the Qualified Employee.

(i)	Rabbi Trust. The Shares will, if necessary, be transferred to the trustee of a Rabbi trust for the purpose of liquidating, on an orderly basis, a sufficient number of Shares to satisfy the Employer’s obligation to withhold taxes from the distribution.

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. B

(ii)	Withholdings. The Employer (or any other person legally obligated to do so) shall withhold the amount of any federal, state or local income tax, payroll tax or other tax that the payer reasonably determines is required to be withheld under applicable law with respect to the amount to be withheld.

(iii)	Fees. Distributions to a Qualified Employee will be offset for all fees associated with the distribution of the Shares, including, but not limited to, fees incurred to liquidate Shares to satisfy tax withholdings, account set-up costs, fees incurred to transfer stock to a broker and commissions.

(d)	Death. Unless otherwise provided in the allocation formula Exhibit for an Employee Group, distribution to a deceased Qualified Employee will be made as follows:

(i)	In the event a Qualified Employee who is entitled to receive a direct distribution Shares dies prior to distribution, the distribution will be made to the Qualified Employee’s heirs determined pursuant to the applicable laws of inheritance or descent.

(ii)	Any allocation of Shares made on behalf of a Qualified Employee under a Qualified Plan or Foreign Plan will be distributed in accordance with the terms of such Qualified Plan or Foreign Plan.

(e)	Fractional Shares. A distribution to or on behalf of a Qualified Employee that is less than a whole Share will be retained and accumulated by the Company until a whole Share can be distributed or until all Shares have been issued in connection with the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code, in which case, each Qualified Employee’s right to any fractional share held by the Company will be forfeited and the Company shall retain the fractional Share.

SECTION 4: PLAN ADMINISTRATION.

The Company or its delegate has the authority and responsibility to manage and control the general administration of the Plan, except as to matters expressly reserved in the Plan to either the Board or the Committee. Determinations, decisions and actions of the Company or, if applicable, the Committee, in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon any Qualified Employee and any person claiming under or through the Qualified Employee. No employee of an Employer, any member of the Board, any delegate of the Board, or any member of the Committee will be liable for any determination, decision, or action made in good faith with respect to the Plan or any Award made under the Plan.

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. B

SECTION 5: AMENDMENT OR TERMINATION.

The Plan may at any time be amended, modified, suspended or terminated, as the Board in its sole discretion determines. Such amendment, modification, or termination of the Plan will not require any notice or the consent, ratification, or approval of any party, including any Qualified Employee who is then eligible to participate in the Plan.

SECTION 6: MISCELLANEOUS.

6.1.	Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the United States and the State of Illinois, notwithstanding the conflicts of law principles of any jurisdiction.

6.2.	Conflict. Notwithstanding anything to the contrary in the Plan, the Plan Rules or Plan administration, the Employer’s obligations to Collective Bargaining Employees shall be governed by the applicable collective bargaining agreements, and any conflict between the terms of the Plan, the Plan Rules or Plan administration and the applicable bargaining agreements with respect to Collective Bargaining Employees shall be resolved in favor of the Employer’s obligations under the applicable collective bargaining agreements.

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002

Exh. B

Appendix A

Wages

A-1. Inclusions. The following items are included in the definition of Wages:

•	base pay

•	overtime pay

•	holiday pay

•	longevity pay

•	sick pay

•	lead/purser/service director pay

•	high skill premium/longevity pay

•	language premium

•	international and night flying premium pay

•	pay for time taken as vacation

•	payment for accrued vacation not taken as vacation when paid on account of (i) a leave or (ii) a termination of employment due to a reduction in force or for military leave

•	shift differential pay

•	back pay (other than judicial or administrative awards of grievance pay or back pay or settlement thereof)

•	delayed activation pay

•	bypass pay

•	check pilot premium pay

•	double town salary expense

•	senior/junior manning pay

•	operational integrity pay

•	temporary reclass pay

•	Hawaiian override

Conformed Restatement (January 1, 2013)

Appendix A-1

A-2. Exclusions. The following items are excluded in the definition of Wages:

•	deferred compensation (other than pursuant to Code Sec. 125 or 401(k))

•	moving expense and similar allowances

•	KERP I and KERP II awards

•	performance incentive awards, profit sharing awards or sales incentive awards

•	expense reimbursements and per diems

•	severance, termination pay and related payments

•	payment for accrued vacation time not taken as vacation when paid on account of termination of employment, other than on account of a reduction in force or for a military leave

•	disability and workers compensation payments

•	duty-free commissions

•	recognition lump sums

•	flight expense

•	retropay created by execution of a collective bargaining agreement, unless the collective bargaining agreement requires inclusion

•	reimbursable cleaning

•	Employer contributions to employee benefit plans

•	solely for purposes of making an award payment under this Plan, judicial or administrative awards for grievance pay or back pay (including settlements thereof)

•	imputed income for employee or dependent life insurance coverage

•	imputed income from pass service charges

•	taxable travel

•	imputed income from domestic partner benefits

•	cash payments made pursuant to any agreement, program, arrangement or plan designed to compensate an employee for amounts that may not be credited or allocated to the employee under a qualified retirement plan due to limitations imposed by tax laws

Conformed Restatement (January 1, 2013)

Appendix A-2

•	taxable fringe benefits, including taxable reimbursement of insurance premiums

•	expatriate allowances

•	hiring bonuses or other special payments relating to the initiation of employment

•	amounts realized with respect to restricted stock, non-qualified stock options or stock appreciation rights

•	lost luggage advance

•	interest payments

•	taxable distribution of UAL common stock in connection with UAL Corporation’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Act

A-3. Special Crediting Rule. Wages earned by a Qualified Employee but received following termination of employment will be treated as received on the Qualified Employee’s last day of employment with the Employer.

Conformed Restatement (January 1, 2013)

Appendix A-3

Exhibit A

AFA Group

Each Qualified Flight Attendant Employee assigned to the AFA Group shall be entitled to receive that portion of the Shares allocated to the AFA Group determined as follows:

1. Foreign Qualified Flight Attendant Employees. For all Qualified Flight Attendants who are domiciled outside of the United States and who are not entitled to have compensation deferred under a qualified 401(k) plan, Shares that would otherwise be allocable to such Qualified Employees will be held back by the Company for a period not to exceed six months following the Effective Date. At the end of the six month period, such Qualified Flight Attendant Employees will receive a distribution and allocation of their allocable Shares in accordance with Section III.B. of the Plan.

2. Allocation Formula.

(a) Tranche 1. One-third of the Shares allocated to the AFA Group will be allocated among Qualified Flight Attendant Employees on a per capita basis determined by dividing such one-third amount by the number of Qualified Flight Attendant Employees.

(b) Tranche 2. Two-thirds of the Shares allocated to the AFA Group will be allocated among Qualified Flight Attendant Employees based on each Qualified Flight Attendant Employee’s pro rata percentage equal to the ratio of (i) the Qualified Flight Attendant Employee’s Wages for the period from May 1, 2003 through December 30, 2005 to (ii) the total amount of Wages for all Qualified Flight Attendant Employees for the period from May 1, 2003 through December 30, 2005.

Conformed Restatement (January 1, 2013)

Exhibit A-1

Exhibit B

ALPA Group

Each Qualified Pilot Employee shall be entitled to receive a portion of the Shares allocated to the ALPA Group (or cash in lieu of such Shares) determined as follows:

1. Furloughs and Recalls. For purposes of this Exhibit B, a “Furloughed Pilot” is any Pilot on the Pilot Seniority List who is reflected as being on Furlough as of May 1, 2003, or who was furloughed subsequent to that date. Subject to adjustment for recalls as hereinafter provided, five per cent (5%) of the Shares allocated to the ALPA Group shall be distributed per capita to those Qualified Pilot Employees who are Furloughed Pilots; provided, however, that any Furloughed Pilot who is recalled, accepts recall and either reports for indoctrination and training prior to January 1, 2006, or has a “class date” which is earlier than February 1, 2006, shall receive an allocation of Shares under paragraph 2 below and the Shares that would otherwise have been allocated to such recalled Furloughed Pilot under this paragraph 1 shall be assigned to the pool of Shares to be allocated under paragraph 2. The pool of Shares to be allocated to Furloughed Pilots under this paragraph 1 shall be further reduced and assigned to the pool of Shares to be allocated under paragraph 2 if and to the extent necessary so that the number of Shares allocated under paragraph 2 to any recalled Furloughed Pilot who has not retired, died or otherwise incurred a termination of employment prior to January 1, 2006, and whose 60th birthday is not earlier than January 1, 2010, is not less than the number of Shares that would have been allocated to such Furloughed Pilot under this paragraph 1.

2. Active Pilots. The balance of the Shares allocable to the ALPA Group after providing for the distributions to Furloughed Pilots under paragraph 1 shall be distributed to the remaining Qualified Pilot Employees (the “Active Pilots”), including recalled Furloughed Pilots who are treated as Active Pilots for this purpose, as follows:

(a) First, the Shares will be assigned to each Active Pilot so that the most senior Active Pilot is assigned a number of Shares which is, as nearly as is mathematically possible, allowing for rounding and elimination of fractional Shares as provided in paragraph 2(d), two hundred per cent (200%) of the number of Shares assigned to the most junior Active Pilot and each other Active Pilot is assigned a number of Shares between 100% and 200% of the shares received by the most junior Active Pilot based on a straight line progression formula in order of seniority.

(b) Next, in the case of any Active Pilot (including any recalled Furloughed Pilot) who, as of December 31, 2005 (i) has retired (whether such retirement was at or before the Pilot’s Normal Retirement Date); or (ii) has not yet retired but will attain age 60 on or before December 31, 2009; or (iii) has resigned, died or otherwise incurred a termination of employment, the Shares assigned to such Active Pilot under paragraph 2(a) above shall be adjusted by multiplying such Shares by a fraction, the numerator of which is the number of months of such Active Pilot’s actual and projected active service between May 1, 2003 and the last day of the month in which occurs the earliest of such Active Pilot’s retirement, 60th birthday, resignation, death or other termination of

Conformed Restatement (January 1, 2013)

Exhibit B-1

employment (excluding from such active service any full months between such Active Pilot’s furlough date and recall class date), and the denominator of which is 80. The Active Pilots, including recalled Furloughed Pilots, described in this paragraph 2(b) shall be entitled to receive the adjusted number of Shares determined under this paragraph 2(b).

(c) The Shares that are not distributable to the Active Pilots and recalled Furloughed Pilots described in paragraph 2(b) because of the adjustment required by that paragraph shall be allocated to those Active Pilots whose entitlement to Shares is not subject to adjustment under paragraph 2(b), in the same manner as the preliminary assignment of Shares made under paragraph 2(a) by only taking into account the Active Pilots whose entitlement is not subject to adjustment under paragraph 2(b). The number of Shares allocated to each Active Pilot not subject to paragraph 2(b) is the sum of his or her assigned Shares determined under paragraph 2(a) and his or her allocation determined under this paragraph 2(c).

(d) In accordance with the Company’s plan of reorganization under Chapter 11 of the Bankruptcy Code, any fractional Shares allocated to the ALPA Group as a whole shall be reserved and accumulated until the final distribution, at which time the remaining fractional Share shall be retained by the Company. The computations under paragraph 2(a), (b) and (c) of Shares to which Qualified Pilot Employees are entitled shall be carried to at least three decimal places and shall be rounded up to the next higher full Share for fractional entitlements equal to or in excess of 0.500 and down for fractional entitlements less than 0.500, so that each Qualified Pilot Employee shall receive a distribution in full Shares only.

(e) Shares distributable hereunder to a deceased Qualified Pilot Employee shall be distributed to the beneficiaries of such deceased Qualified Pilot Employee determined in accordance with Section 7.6 of the Pilot Directed Account Plan, without regard to Section 7.6(c).

4. Cash in Lieu of Stock. If, and to the extent, that ALPA sells, assigns or otherwise disposes of all or any portion of its claim in the Employer’s pending Chapter 11 bankruptcy case (the “Claim”) at or prior to the date the Employer’s confirmed plan of reorganization becomes effective (the “Exit Date”), then:

(a) Any Shares that relate to that portion of the Claim that is sold or assigned shall be distributed to the appropriate assignee rather than the affected Qualified Pilot Employees who would otherwise be entitled to receive such Shares.

(b) The Employer shall distribute cash to or on behalf of the affected Qualified Pilot Employees, in lieu of the Shares otherwise distributable to them hereunder, in an amount equal to the portion of the proceeds of such sale or assignment attributable to such Employee’s respective interests in the Claim and related Shares.

(c) Cash to be distributed to Qualified Pilot Employees in lieu of Shares shall be distributed at the same time as the initial distribution of Shares is made under this Plan.

Conformed Restatement (January 1, 2013)

Exhibit B-2

Exhibit C

IAM Group

Each Qualified IAM Employee assigned to the IAM Group shall be entitled to receive that portion of the Shares allocated to the IAM Group determined by the ratio that each Qualified IAM Employee’s Wages for the period from May 1, 2003 through December 31, 2005 bears to the total Wages for all Qualified IAM Employees for the period from May 1, 2003 through December 31, 2005.

Conformed Restatement (January 1, 2013)

Exhibit C-1

Exhibit D

AMFA Group

Each Qualified AMFA Employee assigned to the AMFA Group shall be entitled to receive that portion of the Shares allocated to the AMFA Group determined as follows:

1. Tranche 1. Eighty-four and forty-four one-hundredths percent (84.44%) of the Shares allocated to the AMFA Group will be allocated among Qualified AMFA Employees based on each Qualified AMFA Employee’s pro rata percentage determined as the ratio that the Qualified AMFA Employee’s Wages, less overtime pay, for the period from May 1, 2003 through December 31, 2005 bears to the total amount of Wages, less overtime pay, for all Qualified AMFA Employees for the period from May 1, 2003 through December 31, 2005.

2. Tranche 2. Fifteen and fifty-six one hundredths percent (15.56%) of the Shares allocated to the AMFA group will be allocated among Qualified AMFA Employees based on each Qualified AMFA Employee’s pro rata percentage equal to the ratio of (i) the Qualified AMFA Employee’s Wages, less overtime pay, for the period from January 1, 2005 through December 31, 2005, to (ii) the total amount of Wages, less overtime pay for all Qualified AMFA Employees for the period from January 1, 2005 through December 31, 2005.

Conformed Restatement (January 1, 2013)

Exhibit D-1

Exhibit E

PACFA Group

Each Qualified PACFA Employee assigned to the PACFA Group shall be entitled to receive that portion of the Shares allocated to the PACFA Group equal to the ratio of (i) the Qualified PACFA Employee’s Wages for the period from May 1, 2003 through December 31, 2005 to (ii) the total amount of Wages for all Qualified PACFA Employees for the period from May 1, 2003 through December 31, 2005.

Conformed Restatement (January 1, 2013)

Exhibit E-1

Exhibit F

TWU Group

Each Qualified TWU Employee assigned to the TWU Group shall be entitled to receive that portion of the Shares allocated to the TWU Group equal to the ratio of (i) the Qualified TWU Employee’s Wages, less overtime pay, for the period from May 1, 2003 through December 31, 2005, to (ii) the total amount of Wages, less overtime pay, for all Qualified TWU Employees for the period from May 1, 2003 through December 31, 2005.

Conformed Restatement (January 1, 2013)

Exhibit F-1

Exhibit G

SAM Group

Each Qualified SAM Employee assigned to the SAM Group shall be entitled to receive that portion of the Shares allocated to the SAM Group equal to the ratio of (i) the Qualified SAM Employee’s Wages for the period from January 1, 2005 through December 31, 2005, to (ii) the total amount of Wages for all Qualified SAM Employees for the period from January 1, 2005 through December 31, 2005.

Conformed Restatement (January 1, 2013)

Exhibit G-1

First Amendment

to the

UAL Corporation

Employee Stock Distribution Plan

WHEREAS, UAL Corporation (the “Company”), United Air Lines, Inc. and all of its Affiliates (collectively, “United”), have established the UAL Corporation Employee Stock Distribution Plan (the “Plan”) to reflect the terms for issuing and allocating shares of common stock of the Company pursuant to the Company’s plan of reorganization (“POR”) under Chapter 11 of the United States Bankruptcy Code; and

WHEREAS, the POR was approved by the U.S. Bankruptcy Court on January 20, 2006 subject to exclusion under the Plan of all management or salaried employees of United who are eligible to participate in the UAL Corporation 2006 Management Equity Incentive Plan; and

WHEREAS, the Company wishes to clarify the allocation for an individual who is both a Qualified SAM Employee and a Qualified Pilot Employee;

NOW, THEREFORE, the Plan is amended as follows:

1. The definition of “Qualified SAM Employee” under Section I.D of the Plan is amended effective January 20, 2006 by adding the following sentence to such definition:

“A Qualified SAM Employee does not include any management employee or salaried employee of United who, on February 1, 2006, was in a position classified as a Job Group ‘J’ or higher and is thereby eligible to receive an award under the UAL Corporation 2006 Management Equity Incentive Plan.”

2. Section II.A of the Plan is amended effective February 1, 2006 by adding the following sentence as a flush left paragraph to the end of such Section:

“If an individual satisfies the definition of both a Qualified SAM Employee and a Qualified Pilot Employee, such individual will be assigned to the Employee Group that will provide the individual with the largest UAL Stock distribution and/or allocation.”

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002

APPENDIX B

TO THE

UNITED AIRLINES FLIGHT ATTENDANT 401(K) PLAN

COMPLIANCE WITH PUERTO RICO LAW

Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix B will apply solely with respect to all Participants who are residents of Puerto Rico. The Plan, as applied to residents of Puerto Rico, is intended to be a qualified plan under applicable Puerto Rico law and is to be interpreted and administered in a manner consistent with that intent. The Plan will at all times be maintained and administered in accordance with any applicable laws and regulations of Puerto Rico in connection with contributions made by or on behalf of, or benefits paid to, Participants who are residents of Puerto Rico, unless contrary to the applicable provisions of the Code or ERISA. The provisions of this Appendix B are effective January 1, 2012.

Section 1. Purpose and Effect. The purpose of this Appendix B is to comply with the requirements for qualification and tax-exemption under Sections 1801.01(a) and 1801.01(d) of the Internal Revenue Code for a New Puerto Rico, as amended (the ‘Puerto Rico Code’), or under the Puerto Rico Internal Revenue Code of 1994, as amended (the ‘1994 Puerto Rico Code’), and the Regulations promulgated thereunder, to the extent applicable, and any subsequent legislation that modifies or supersedes the foregoing. The provisions under this Appendix B shall apply to any Participant or Covered Employee who is a legal resident of the Commonwealth of Puerto Rico (a ‘Puerto Rico Participant’ or ‘Puerto Rico Employee’). The only provisions included in this Appendix B are those that differ from provisions otherwise contained in the Plan. All of the terms and provisions of the Plan shall govern, except that where the terms of the Plan and this Appendix B differ, the terms of this Appendix B shall govern solely for purposes of complying with the Puerto Rico Code for such Puerto Rico Participants or Puerto Rico Employees.

The Puerto Rico Code and the 1994 Puerto Rico Code provisions and the Regulations promulgated thereunder that are equivalent to the Code provisions set forth in the Plan shall be the provisions applicable to Puerto Rico Participants. Similarly, to the extent the Code provisions set forth in the Plan have an equivalent provision under ERISA, the ERISA provisions shall apply to the Puerto Rico Participants. Any capitalized terms utilized, but not defined, in this Appendix B shall have the same meaning as set forth under the Plan.

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002

Section 2. Earnings. For purposes of determining the Earnings of a Puerto Rico Participant, Earnings shall include salary reduction amounts under a cafeteria plan pursuant to Sections 1032.02(a)(2)(B), 1032.06 and 1032.07 of the Puerto Rico Code. In addition, in accordance with Section 1081.01(a)(12) of the Puerto Rico Code, effective for Plan Years beginning on or after January 1, 2012, the Earnings of each Puerto Rico Participant taken into account under the Plan shall not exceed the limit in Section 401(a)(17) of the Code, as adjusted.

Section 3. Employer. Effective for Plan Years beginning on or after January 1, 2012, the term ‘Employer’ shall have the meaning set forth under Section 1081.01(a)(14) of the Puerto Rico Code. Pursuant to Section 1081.01(a)(14) of the Puerto Rico Code, only Employers with Puerto Rico Employees shall be aggregated for purposes of meeting the qualification requirements under Sections 1081.01(a) and 1081.01(d) of the Puerto Rico Code.

Section 4. Affiliated Employer. Effective for Plan Years beginning on or after January 1, 2012, the term ‘Affiliated Employer’ shall have the meaning set forth in Section 1081.01(a)(14) of the Puerto Rico Code.

Section 5. Qualified Matching Contribution or QMAC. The term ‘Qualified Matching Contribution’ or ‘QMAC’ shall satisfy the requirements set forth in Article 1165-8(h)(7) of the 1994 Puerto Rico Code or any subsequent legislation.

Section 6. Qualified Nonelective Contribution or QNEC. The term ‘Qualified Nonelective Contribution’ or ‘QNEC’ shall satisfy the requirements set forth in Article 1165-8(h)(7) of the 1994 Puerto Rico Code or any subsequent legislation.

Section 7. Roth 401(k) Contributions. Puerto Rico Participants shall not be eligible to make Roth 401(k) Contributions to the Plan.

Section 8. Limitation on Elective Deferral Contributions. The maximum amount of Elective Deferral Contributions for any Puerto Rico Participant for Plan Years beginning on or after January 1, 2012, shall be the dollar amount set forth in Section 402(g) of the Code for such Plan Year, as adjusted. If a Puerto Rico Participant participates in two or more plans that are subject to Section 1081.01(d) of the Puerto Rico Code, all such plans shall be treated as a single plan for purposes of this limitation. Elective Deferral Contributions in excess of this annual limit shall be included in the Puerto Rico Participant’s taxable income for the calendar year in which the Elective Deferral Contributions were made. In addition to the limits set forth herein, if a Puerto Rico Participant also makes contributions to an individual retirement account under Section 1081.02 of the Puerto Rico Code, the maximum amount of Elective Deferral Contributions, when added to contributions made under the provisions of Section 1081.02 of the

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002

Puerto Rico Code, may not exceed the sum of the annual limit on Elective Deferral Contributions under Section 1081.01(d)(7)(A)(i) of the Puerto Rico Code (i.e., $13,000 for 2012), plus the annual limit on contributions under Section 1081.02 of the Puerto Rico Code, excluding the contribution to an individual retirement account attributable to the spouse of a married Puerto Rico Participant.

Section 9. Limitation on Catch-Up Contributions. The maximum amount of catch-up contributions an eligible Puerto Rico Participant may contribute to the Plan for Plan Years beginning on or after January 1, 2012, shall be equal to $1,500 (or such greater dollar amount as may be determined by the Secretary of the Treasury of Puerto Rico or by subsequent legislation). If a Puerto Rico Participant participates in two or more plans that are subject to Section 1081.01(d) of the Puerto Rico Code, all such plans shall be treated as a single plan for purposes of this limitation.

Section 10. Highly Compensated Employee. For purposes of this Appendix B, the term ‘Highly Compensated Employee’ means any Puerto Rico Employee who (i) is an officer of a participating Employer; (ii) owns more than 5% of the voting stock or the total value of all classes of stock of the Employer; or (iii) during the previous tax year, receives compensation in excess of $115,000 (as adjusted for increases in the cost of living in accordance with Section 414(q)(1) of the Code).

Section 11. Limitation on Actual Deferral Percentage. In no event shall the actual deferral percentage (as defined below) of Highly Compensated Employees for any Plan Year exceed the greater of:

(a)	The actual deferral percentage of all other eligible Puerto Rico Employees for such Plan Year multiplied by 1.25; or

(b)	The lesser of (i) the actual deferral percentage of all other eligible Puerto Rico Employees for such Plan Year multiplied by two; or (ii) two percentage points plus the actual deferral percentage of all other eligible Puerto Rico Employees.

The ‘actual deferral percentage’ of a group of eligible Puerto Rico Employees means, for each Plan Year, the average of the ratios (determined separately for each eligible Puerto Rico Employee in such group) of: (i) the amount of Employer contributions actually paid over to the Trust on behalf of each Puerto Rico Employee for such Plan Year; to (ii) the Puerto Rico Employee’s compensation for such Plan Year.

For purposes of this Section, Employer contributions on behalf of any Puerto Rico Participant shall include Elective Deferral Contributions under Section 3.1 of the Plan and, at the Employer’s election, those contributions described under Section 1081.01(d)(3)(D)(ii) of the Puerto Rico Code. The ADP shall be determined on the basis of the current Plan Year.

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002

For purposes of applying the provisions of this Section, all Elective Deferral Contributions that are made under two or more plans that are aggregated for purposes of Sections 1081.01(a)(3) and 1081.01(a)(4) of the Puerto Rico Code are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Section 1081.01(d)(3) of the Puerto Rico Code, the aggregated plans shall also satisfy Sections 1081.01(a)(3) and 1081.01(a)(4) of the Puerto Rico Code as though they were a single plan. The Plan Administrator shall maintain records sufficient to demonstrate that the Plan satisfies the ADP test.

Section 12. Excess Contributions under the Actual Deferral Percentage Test. With respect to any Plan Year, ‘excess contributions’ means the excess of the aggregate amount of Elective Deferral Contributions (and, at the Employer’s election, those contributions described under Section 1081.01(d)(3)(D)(ii) of the Puerto Rico Code) actually paid over to the Trust on behalf of the Highly Compensated Employees for such Plan Year, over the maximum amount permitted under Section 11, determined by reducing the contributions made on behalf of Highly Compensated Employees in order of the actual deferral percentages, starting with the highest of said percentages. In order to correct any excess contributions during a Plan Year, a QNEC shall be made to the Plan to the extent required to satisfy the Puerto Rico Code in accordance with Article 1165-8(f) of the 1994 Puerto Rico Code or any subsequent legislation. In addition, the applicable provisions of Section 401(k)(3) of the Code shall apply in order to correct any excess contributions during a Plan Year to the extent that these provisions also comply with the applicable Sections of the Puerto Rico Code.

Section 13. Limitation on Allocations to Puerto Rico Participant Accounts. Effective for Plan Years beginning on or after January 1, 2012, and in accordance with Section 1081.01(a)(11)(B) of the Puerto Rico Code, the annual contributions made by or on behalf of a Puerto Rico Participant (not including Rollover Contributions), when added to contributions made by or on behalf of the Puerto Rico Participant under all other defined contribution plans (if any) maintained by the Employer, shall not exceed the lesser of (i) $50,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or (ii) 100% of the Participant’s compensation for the Plan Year. For purposes of this Section, compensation shall include contributions made by the Puerto Rico Participant for the Limitation Year to a qualified plan under a contribution agreement.

Section 14. Rollover Contributions. A Puerto Rico Participant may transfer to the Plan all or a portion of his or her interest in a plan of a prior employer that is qualified under Sections 1801.01(a) and 1801.01(d) of the Puerto Rico Code, subject to the rules contained in the body of the Plan, except that such transfer shall comply with the applicable Sections of the Puerto Rico Code.

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002

Section 15. Direct Rollover of Distributions. A Puerto Rico Participant (or his or her beneficiary) may elect to transfer all or a portion of a total distribution from the Plan in a direct rollover to an individual retirement account or annuity described under Section 1081.02 of the Puerto Rico Code, a nondeductible individual retirement account described under Section 1081.03 of the Puerto Rico Code or to another qualified retirement plan in Puerto Rico. A rollover election shall be made by the Puerto Rico Participant or beneficiary in accordance with the rules contained in the body of the Plan, except that such rollover shall comply with Section 1081.01(b)(2)(A) of the Puerto Rico Code.

Section 16. Loans. Any loans made to a Puerto Rico Participant under Section 7 of the Plan on or after January 1, 2012, shall comply with Section 1081.01(b)(3)(E) of the Puerto Rico Code.

Section 17. Payment of Contributions. Contributions made by an Employer to the Plan with respect to a Puerto Rico Participant shall be paid to the Trustee not later than the due date for filing the Employers’ Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

Section 18. Return of Contributions. The return of contributions provisions of Section 4.4 of the Plan are supplemented by the following:

If the Puerto Rico Department of Treasury, on timely application made after the establishment of the Plan, determines that the Plan is not qualified under Sections 1801.01(a) and 1801.01(d) of the Puerto Rico Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Employer’s contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Employer. The return shall be made within one year after the denial of qualification. The provisions of this paragraph shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

Section 19. Applicable Law. Except as otherwise required by ERISA or the Code, the provisions of this Appendix B shall be construed, enforced and administered according to the laws of the Commonwealth of Puerto Rico.

Effective Beginning
Conformed Restatement (January 1, 2013)	January 1, 2002